UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARKO Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

To the Stockholders of ARKO Corp.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) to be held on June 7, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2023.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting and proxy statement.

You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares electronically at the Annual Meeting.

Thank you for your continued investment in ARKO.

Arie Kotler
Chairman, President and Chief Executive Officer

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) is to be held on June 7, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2023.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

1.
To vote to elect two (2) directors to serve until the annual meeting of stockholders in 2024 or until their respective successors are duly elected and qualified.
2.
To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.
To vote on a proposal to amend our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.
4.
To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2023 fiscal year.
5.
To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.

You may vote if you were a record owner of our common stock (NASDAQ: ARKO) at the close of business on April 13, 2023.

The Notice of Internet Availability of Proxy Materials (“Notice”), proxy statement and form of proxy are being distributed and made available on the Internet on or about April 27, 2023. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.

Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “INFORMATION ABOUT OUR ANNUAL MEETING” of this Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

By order of the Board of Directors,

MAURY BRICKS
General Counsel and Secretary

Richmond, Virginia

April 27, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on

June 7, 2023. The Company’s Proxy Statement and Annual Report, provided to Stockholders on or about

April 27, 2023 are available at www.proxyvote.com.

TABLE OF CONTENTS

Page

Information About our Annual Meeting	1

Directors & Executive Officers	8

Corporate Governance	12

Stock Ownership	19

Section 16(a) Beneficial Ownership Reporting Compliance	21

Securities Authorized for Issuance under Equity Compensation Plans	22

Compensation Discussion and Analysis	23

Compensation Committee Report	32

Compensation Tables	33

Proposal No. 1 – Election of Directors *	48

Proposal No. 2 – Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers *	49

Proposal No. 3 – Amendment to our Amended and Restated Certificate of Incorporation, as amended, to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to Delaware Law *	50

Proposal No. 4 – Ratification of Independent Registered Public Accounting Firm *	52

Audit Committee Report	54

Where to Get Additional Information	55

Cost of Proxy Statement	55

Stockholder Communications	55

Other Business *	56

Appendix A	A-1

* To be voted on at the meeting

ARKO CORP.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

PROXY STATEMENT

You are receiving this Proxy Statement because you owned shares of common stock, par value $0.0001 (“common stock”), of ARKO Corp., a Delaware corporation, as of April 13, 2023, which entitles you to vote those shares at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This Proxy Statement describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. ARKO Corp. is referred to in this document as “ARKO,” “we,” “us,” “our,” and the “Company.”

The Notice of Internet Availability of Proxy Materials (the “Notice”), proxy statement and form of proxy are first being distributed to stockholders and made available to stockholders via the Internet on or about April 27, 2023. Stockholders should review the information contained in this Proxy Statement together with our 2022 Annual Report, which accompanies this Proxy Statement.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on June 7, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders to be held solely as a live webcast over the Internet at www.virtualshareholdermeeting.com/ARKO2023. There will not be a physical location for the Annual Meeting.

Why are we holding a virtual Annual Meeting?

We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

Who may attend the Annual Meeting?

Stockholders of record as of April 13, 2023, which we refer to as the record date, or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.

How can I attend and participate in the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. Stockholders of record as of the record date may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 7, 2023. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting.

We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/ARKO2023. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A replay of the Annual Meeting will be available on our website at https://www.arkocorp.com after the meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.
To vote to elect two (2) directors to serve until the annual meeting of stockholders in 2024 or until their respective successors are duly elected and qualified.
2.
To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.
To vote on a proposal to amend our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.
4.
To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the 2023 fiscal year.
5.
To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.

How can I vote at the Annual Meeting?

You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/ARKO2023. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

Can I vote by telephone or Internet?

For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Continental Stock Transfer & Trust Company will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Continental Stock Transfer & Trust Company, then you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Who may vote?

The Board set April 13, 2023 as the record date for the Annual Meeting. Holders of ARKO Corp. common stock at the close of business on the record date are entitled to vote their shares at the Annual Meeting, and any postponements or adjournments of the Annual Meeting.

There were 120,305,008 shares of our common stock issued and outstanding as of the record date, all of which are entitled to be voted at the Annual Meeting. As described below, approximately 8.42 million shares of common stock issuable upon conversion of one million shares of our Series A Preferred Stock, which are currently non-voting shares, may be entitled to vote at the Annual Meeting if the holders of our Series A Preferred Stock elect to “activate” their voting rights. See “—What are the voting rights of ARKO stockholders?”

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our 2022 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 13, 2023, which is the record date for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The deadline for requesting a printed copy is May 24, 2023 at 5:00 p.m. Eastern Time. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

How can I access the proxy materials over the Internet?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this proxy statement and the 2022 Annual Report are available at www.proxyvote.com.

How can I sign up for the electronic proxy delivery service?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What are the voting rights of ARKO stockholders?

Holders of our common stock are entitled to one (1) vote per share on each matter that is submitted to stockholders for approval.

We currently have outstanding one million shares of our Series A Preferred Stock, which are convertible into approximately 8.42 million shares of common stock. Holders of our Series A Preferred Stock are entitled to receive notice of any meeting of our stockholders to the same extent as holders of our common stock; however, shares of our Series A Preferred Stock are currently non-voting shares. Holders of a majority of our issued and outstanding shares of Series A Preferred Stock may elect, on behalf of all holders of Series A Preferred Stock, to “activate” the voting rights of such shares, in which case such shares would vote together as a single class with our common stock on each matter presented to a vote of holders of our common stock, except that each share of Series A Preferred Stock would be entitled to approximately 8.42 votes per share (i.e., equal to the number of shares of common stock into which such share may be converted). The holders of our Series A Preferred Stock have not activated the voting rights of such shares, and we presently have no notice of any intent of such holders to activate the voting rights of such shares.

How do I revoke my proxy and change my vote?

You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at ARKO Corp., Attention: Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone. Attendance at the virtual meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

What are the voting recommendations of the Board?

The Board recommends that you vote:

•
FOR the election of each of the director nominees named in this Proxy Statement;
•
FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;
•
FOR approval of the amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law; and
•
FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2023 fiscal year.

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions. Unless otherwise specified in the proxy, shares of our stock represented by proxies will be voted:

•
FOR the election of each of the director nominees named in this Proxy Statement;
•
FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;
•
FOR approval of the amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law;
•
FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2023 fiscal year; and
•
In accordance with the recommendation of our Board of Directors “FOR” or “AGAINST” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company as of the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless the Board, after adjournment, fixes a new record date for the Annual Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-976-0738 (domestic) or 303-562-9301 (international) for assistance.

How many votes are needed for the proposals to pass?

Election of Directors

Under our Bylaws, if a quorum is present, the director nominees will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

Stockholders entitled to vote may vote in favor of all of the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.

Approval of a Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers

If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

Approval of amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law

If a quorum is present, approval requires that a majority of the voting power of all of our outstanding common stock vote “FOR” approval.

Ratification of Grant Thornton as our Independent Registered Public Accounting Firm

If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

What is the effect of abstentions?

Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal, other than Proposal No. 3 (Amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law). Although an abstention on Proposal No. 3 will not be counted as a vote cast, it will have the practical effect of a vote against Proposal No. 3 because approval of Proposal No. 3 requires the approval of majority of the voting power of all of our outstanding common stock.

What are “broker non-votes” and what effect do they have on the proposals?

Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal.

Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote other than Proposal No. 3 (Amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law). Although a broker non-vote will not be counted as a vote cast, it will have the practical effect of a vote against Proposal No. 3 because approval of Proposal No. 3 requires the approval of majority of the voting power of all of our outstanding common stock.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify Grant Thornton as our independent public accounting firm for the 2023 fiscal year. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1, 2 and 3 described in this Proxy Statement.

If you hold your shares in street name, it is critical that you provide your broker, bank, or other nominee with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1), with respect to the non-binding advisory resolutions (Proposal No. 2), and with respect to the amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law (Proposal No. 3) described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then it will not be voted for the election of directors, with respect to the non-binding advisory resolution regarding the compensation of our named executive officers or with respect to the amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.

If any other routine matters are properly brought before the Annual Meeting in addition to Proposal 4, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

What is “householding” and how does it work?

The U.S. Securities and Exchange Commission (the “SEC”) rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one (1) copy of our annual report and this Proxy Statement or the Notice addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholder may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at ARKO Corp., Attention: Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Upon written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement and 2022 Annual Report or Notice was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Attention: Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2024 Annual Meeting must be received no later than December 29, 2023 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2024 Annual Meeting between February 8, 2024 and March 9, 2024. If we change the date of our 2024 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not prior to the 120th, nor later than the ninetieth day, prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2024 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 8, 2024, containing the information required by Rule 14a-19 under the Exchange Act.

If a stockholder notifies us of an intent to present a proposal at the 2024 Annual Meeting at any time after March 13, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Who tabulates the votes?

Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

DIRECTORS & EXECUTIVE OFFICERS

Directors & Executive Officers

Our amended and restated certificate of incorporation, as amended (the “Amended and Restated Certificate of Incorporation”) currently provides that our Board shall consist of no less than three (3) directors. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. Our Amended and Restated Certificate of Incorporation had previously provided that our Board be divided into three classes, with each class serving staggered three-year terms, such that only one class would stand for election each year. At our 2022 annual meeting of stockholders (the “2022 Annual Meeting”), our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation (the “Declassification Amendment”) to declassify our Board and provide for the annual election of all directors, as described below. The Declassification Amendment became effective following our 2022 Annual Meeting, and, in accordance with its terms, our three-year, staggered term Board structure is being phased-out, and the election of the entire Board for a one-year term is being phased-in over a three-year period, commencing at the Annual Meeting and concluding at the 2025 annual meeting of stockholders, at which time all members of the Board will be required to stand for election, each for a one-year term. Accordingly, each nominee for director at the Annual Meeting, if elected, will serve for a one-year term, expiring at our 2024 Annual Meeting.

Accordingly, the terms of Mr. Arie Kotler and Mr. Michael J. Gade (formerly our Class I directors) will expire in 2024, and the terms of Mr. Sherman K. Edmiston III, Ms. Starlette B. Johnson, and Mr. Morris Willner (formerly our Class II directors) will expire in 2025. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Two (2) directors (formerly our Class III directors) are being elected at the Annual Meeting for one-year terms expiring in 2024.

The names of our directors, executive officers and director nominees and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.

Name	Age	Position
Arie Kotler	48	President and Chief Executive Officer and Chairman of the Board
Donald Bassell	64	Chief Financial Officer
Maury Bricks	48	General Counsel and Secretary
Eyal Nuchamovitz	49	Executive Vice President – Business Development and M&A
Michael J. Gade	71	Director
Sherman K. Edmiston III	60	Director
Starlette B. Johnson	58	Director
Morris Willner	76	Director

Director Nominees (1)
Andrew R. Heyer	65	Director
Steven J. Heyer	70	Director

(1)
Each nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Arie Kotler has served as the Chairman and Chief Executive Officer of ARKO Corp. since the closing of our business combination on December 22, 2020 (the “Business Combination”) in which GPM Investments, LLC (“GPM”) became our wholly owned subsidiary, and as President since January 15, 2021. Mr. Kotler also serves as Chief Executive Officer and President of GPM, a role he has held since September 2011 and April 2015, respectively. From November 2005 through December 2020, Mr. Kotler served as Chairman and Chief Executive Officer of Arko Holdings, Ltd. (“Arko Holdings”), which was a publicly traded company on the Tel Aviv Stock Exchange and GPM’s controlling owner until the closing of the Business Combination. After forming GPM and initiating and managing the acquisition of fas mart and shore stop in 2003, Mr. Kotler served as the Chairman of GPM through November 2005. From 2011 to 2014, he served as a director and, from 2012 to 2014, he served as Chairman of Malrag 2011 Engineering and Construction Ltd., a publicly traded company on the Tel Aviv Stock Exchange. Since 2011, Mr. Kotler has served as Chairman of Ligad Investments & Building Ltd., a corporation which was publicly traded on the Tel Aviv Stock Exchange until it was taken private in January 2013. With over 15 years of experience with Israeli public companies, Mr. Kotler has been involved in various real estate transactions in different phases of development totaling over $1 billion. Through his in-depth knowledge of our business, along with his industry and public company experience, Mr. Kotler is instrumental in setting strategic direction and developing and executing financial and operating strategies.

Donald Bassell serves as our Chief Financial Officer, a position he has held since the closing of the Business Combination. Mr. Bassell has served as Chief Financial Officer of GPM since April 2014 and previously served as its Chief Financial Officer from January 2004 through December 2010. From December 2010 to February 2014, Mr. Bassell served as Chief Financial Officer of Mid-Atlantic Convenience Stores, LLC. Before joining GPM in January 2004, Mr. Bassell served in a wide variety of financial, treasury and MIS roles with major oil companies, other distributors and service providers. Mr. Bassell has over 35 years of experience in petroleum, convenience store, refining and retail fuel distribution businesses. He graduated with a Bachelor of Arts in Accounting from Duke University, magna cum laude, and is a licensed Certified Public Accountant. On January 10, 2023, we announced that Mr. Bassell had informed the Company of his intent to retire by the end of 2023. Mr. Bassell is expected to remain as Chief Financial Officer until his successor is in place and remain with the Company until approximately April 2024 to assist with the transition process and ensure continuity of operations.

Maury Bricks serves as our General Counsel and Secretary, a position he has held since the closing of the Business Combination. Mr. Bricks has served as General Counsel and Secretary of GPM since January 2013. Prior to joining GPM, from 2005 to 2013, Mr. Bricks was an attorney with Greenberg Traurig, LLP, an international law firm. Before joining Greenberg Traurig, LLP, Mr. Bricks worked in finance for the pipeline and retail natural gas divisions of Shell Oil Company. Mr. Bricks graduated from the University of Texas with both a Bachelor of Business Administration in Finance and a Bachelor of Arts in the Plan II Honors Program; from the London School of Economics and Political Science, with distinction, with a Masters in Accounting and Finance; and from the University of Michigan, magna cum laude, with a Juris Doctorate. Mr. Bricks holds the Chartered Financial Analyst® designation.

Eyal Nuchamovitz serves as our Executive Vice President of Business Development and M&A, a position he has held since January 2022. Mr. Nuchamovitz has served as Executive Vice President and a member of the board of managers of GPM since January 2012 and July 2012, respectively. Previously, Mr. Nuchamovitz served as Chief Executive Officer of Arkos USA LLC, a former affiliate of Arko Holdings, from May 2010 to August 2014. He served as Executive Vice President and Chief Financial Officer of Tarragon Corporation from November 2008 to April 2010. Mr. Nuchamovitz has a Bachelor of Arts in Accounting and Economics and a Masters in Legal Studies for Graduates in Economics and Accounting.

Michael J. Gade, one of our directors since the closing of the Business Combination and our Lead Independent Director since July 2021, has served as a Senior Advisor to the Global Consumer Group of Boston Consulting Group since 2006. He served on the board of directors of Rent-A-Center, Inc. (NASDAQ: RCII) for 15 years, retiring in June 2021, where he has advised in various areas including retailing, franchising, operational productivity, branding, merchandising, private label development and acquisition/post merger integration in the convenience, fuel and grocery industries. Additionally, Mr. Gade was the Senior Partner and Chairman of Coopers & Lybrand’s Retail and Consumer Practice (now PwC) as well as a senior executive at 7-Eleven, having been responsible for merchandising, marketing and business development. Mr. Gade has also served on the board of the Crane Group, Inc, a large family office operating several diversified operating companies, since 2005, and currently serves as the Chair of the Audit Committee. Previously, Mr. Gade served on the board of the following companies: MACS, Inc, a private equity owned convenience chain and gasoline distributor in the Mid-Atlantic region; One Network, Inc, a leading software developer in the area of Demand Based Supply Chains as part of a Total Logistics solution; and Strive Group & Strive Logistics, a promotional group serving the consumer products industry. Mr. Gade received his B.S.B.A. and M.B.A. from the Ohio State University. We believe that Mr. Gade’s significant retail marketing experience provides our Board with an important resource with respect to our marketing and advertising efforts. In addition, Mr. Gade provides leadership and governance experience through his other directorships, including service on the audit and compensation committees of such companies.

Sherman K. Edmiston III, one of our directors since the closing of the Business Combination, has served as the Managing Member of HI CapM Advisors, Ltd, a consulting firm providing strategic and financial advice to corporations, private equity firms and hedge funds, since August 2016. From November 2009 through December 2015, Mr. Edmiston served as managing Director of Zolfo Cooper LLC (now Alix Partners), where he provided financial and operational advisory services to corporations and investment funds. Mr. Edmiston is currently serving on the board of the following companies: GTT Communications, Inc. (NYSE:GTT), a multinational provider of telecommunications and internet services; Key Energy Services, Inc., a leading provider of oilfield services in the Permian Basin and California; Real Alloy, the global market leader in third-party aluminum recycling and specification alloy production; and Riverbed Technology, Inc., a leading provider of software and hardware for network performance monitoring, application performance management and wide area networks. Previously, Mr. Edmiston served on the board of the following companies: Centric Brands, a leading lifestyle brand collective; Mallinckrodt SpecGX LLC (NYSE:MNK), a leading developer and manufacturer of high-quality specialty generic drugs; Arch Resources, Inc. (NYSE: ARCH), a leading producer of metallurgical products for the global steel industry; IPC Systems, Inc.; and HCR ManorCare Inc. Mr. Edmiston holds a B.S. in Mechanical Engineering from Arizona State University and an M.B.A. from the University of Michigan. We believe that Mr. Edmiston is qualified as a director because of his strategic planning, financial and board leadership expertise and his experience working with companies undergoing major transitions as a principal investor, investment banker and advisor.

Starlette B. Johnson, one of our directors since March 6, 2021, brings three decades of hospitality and entertainment executive and board experience to the Board. Since 2012, Ms. Johnson has served as a consultant to the hospitality and entertainment industries, through SBJ Advisory Group, LLC, working with both public and private companies. Ms. Johnson’s earlier career included roles as the Chief Strategic Officer at Brinker International (NYSE: EAT), and as President and Chief Operating Officer of Dave & Buster’s Entertainment Inc. (NASDAQ: PLAY). Since October 2020, Ms. Johnson has served on the board of Tastemaker Acquisition Corporation (NASDAQ: TMKR), a special purpose acquisition company focusing on the restaurant, hospitality, and related tech and services. Ms. Johnson served on the board of Chuy’s Inc. (NASDAQ: CHUY), a full-service casual Mexican chain, from September 2012 through February 2023 and served on the audit committee, and as chair of the compensation committee and nominating/governance committee. Previously, Ms. Johnson served on the board of the following companies: Bojangles’ Famous Chicken ‘n Biscuits (NASDAQ: BOJA); and Tuesday Morning Corporation (NASDAQ: TUEM), a discount closeout retailer. Ms. Johnson has also served as a director of several private companies. In addition, Ms. Johnson is a member of the advisory board for the Hospitality & Tourism Program at Virginia Tech and serves on the Pamplin College of Business Cabinet at Virginia Tech as well as the chair of the Virginia Tech Foundation. Ms. Johnson received her B.S. in Finance from Virginia Tech and M.B.A. from Duke University. We believe that Ms. Johnson is qualified as a director because of her extensive managerial and operational experience in the restaurant and entertainment industries. In addition, Ms. Johnson provides leadership and governance experience through her other directorships, including service on the audit, compensation and nominating committees of such companies.

Morris Willner, one of our directors since the closing of the Business Combination, served as Chairman of the board of GPM from January 2015 until the closing of the Business Combination. Mr. Willner is the founder of Willner Realty & Development, a full service, multi-faceted real estate development company focused on value-add adaptive-reuse projects spanning the East Coast of the U.S. and Israel. He was also a certified public accountant previously associated with the accounting firm of Arthur Young & Co. and the investment firm Fidelity Bond & Mortgage Co. Mr. Willner serves on numerous community boards. Mr. Willner holds an M.B.A. from New York University. We believe that Mr. Willner’s in-depth knowledge of our business along with his accounting and board experience qualify him as a director to assist the Board in developing and executing financial and operating strategies.

Director Nominees

Andrew R. Heyer, one of our directors since the closing of the Business Combination, served as President and a director of Haymaker Acquisition Corp. II’s (“Haymaker”) from inception until the closing of the Business Combination. Mr. Heyer is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Heyer was an officer and director of Haymaker Acquisition Corp. I (“Haymaker I”) until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, and has remained on its board since such time. Currently, Mr. Heyer is the Chief Executive Officer and founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. From 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Inc. and, previous to that, he worked at Shearson/American Express. Mr. Heyer also serves on the board of several private companies owned in whole or in part by Mistral, including Worldwise, Inc., a pet accessories business from 2011 to the present, and The Lovesac Company (NASDAQ: LOVE), a branded omni-channel retailer of technology-forward furniture, from 2010 to the present. He is also on the boards of Coliseum Acquisition Corporation (NASDAQ: MITA) and Tastemaker Acquisition Corporation (NASDAQ: TMKRU), both special purpose acquisition companies. Previously, Mr. Heyer served on the board of following companies: AF Acquisition Corporation (NASDAQ: AFAQ), a special purpose acquisition company; Hain Celestial Group, Inc. (NASDAQ: HAIN), a natural and organic food and products company; XpresSpa Group, Inc. (NASDAQ: XSPA), a health and wellness services company; Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime; Accel Foods, an incubator and investor in early stage food and beverage companies; Las Vegas Sands Corp., a casino company; El Pollo Loco Holdings, Inc., a casual Mexican restaurant; and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Steven J. Heyer, one of our directors since the closing of the Business Combination and formerly Haymaker’s Chief Executive Officer and Executive Chairman from inception until the closing of the Business Combination, has over 40 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Over the past nine years, he has been acting as an advisor and director to, and investor in, several private companies across the consumer subsectors of health and wellness, restaurants, technology, marketing services and technology and furniture. From its formation until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, he was an officer and director of Haymaker I, and since its business combination, he has served on the board of OneSpaWorld Holdings. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Mr. Heyer currently served on the boards of the following companies: Lazard Ltd; Lazard Group; and Atkins Nutritionals, Inc. which was acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company. Previously, Mr. Heyer served on the board of following companies: WPP Group, a publicly traded digital, internet, and traditional advertising company; Equifax, a publicly traded consumer credit reporting and insights company; Omnicare, Inc., a supplier of pharmaceutical care to the elderly; Vitrue, Inc., a provider of social marketing publishing technologies; and Internet Security Systems, Inc. a provider of internet security software, appliance, and services. In March 2011, Harry & David Holdings, Inc. (“Harry & David”), a company where Mr. Heyer had been Chief Executive Officer from 2010 until February 2011, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, Harry & David filed a reorganization plan in bankruptcy court in May 2011 and emerged from bankruptcy in September 2011. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Diversity and Inclusion. While we do not currently have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have gender, racial and ethnicity diversity along with diversity of knowledge base, professional experience and skills. The Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity enhances our effectiveness.

Our Board currently has one female director and one member with racial diversity. However, the Board remains committed to achieving a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, gender and sexual orientation.

The following matrix provides additional information about our Board diversity as of December 31, 2022 and 2021.

Board Diversity Matrix
Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+

Family Relationships

Our directors, Andrew R. Heyer and Steven J. Heyer, are brothers.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE

Overall Role of the Board

Our common stock and our publicly-traded warrants are listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively. Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines are available at: www.arkocorp.com under Governance. The Board has also adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers, employees and certain designated agents, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct and Ethics is available at: www.arkocorp.com under Governance.

Amendment to our Certificate of Incorporation

At the 2022 Annual Meeting, our stockholders approved the Declassification Amendment to declassify our Board and provide for the annual election of all directors. Pursuant to the Declassification Amendment, which became effective following the 2022 Annual Meeting, our three class, staggered-term Board structure is being phased-out, and the annual election of the entire Board for a one-year term is being phased-in over a three-year period, commencing at the Annual Meeting and concluding at the 2025 Annual Meeting, at which time all members of the Board will be required to stand for election, each for a one-year term. Accordingly, each nominee for director at the Annual Meeting, if elected, will serve for a one-year term, expiring at our 2024 Annual Meeting.

Board Leadership Structure

The Company is led by Arie Kotler, who serves as President and Chief Executive Officer and Chairman of the Board.

The Company’s Bylaws provide that the position of Chief Executive Officer and Chairman of the Board may be held by the same person. The Chief Executive Officer is the individual selected by the Board to have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board. The Board believes that its leadership structure is appropriate in the context of the Company’s specific circumstances, including Mr. Kotler’s long-standing knowledge of the Company’s business and his industry and public company experience.

Given the demanding nature of the positions held by Mr. Kotler, the Board believes it is appropriate that an independent director serve as Lead Independent Director who, among other things, chairs all executive sessions of independent directors and generally provides leadership to, and fosters coordination among, our independent directors, enabling them to better fulfill their role of bringing outside, non-management perspectives to the Board. The Board’s independent directors select the Lead Independent Director based upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Gade has served as our Lead Independent Director since July 2021.

Our Lead Independent Director:

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Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
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Sets the agenda for executive sections of independent directors and briefs the Chairman on issues discussed;
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Has the authority to call meetings of the independent directors in his discretion;
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Serves as a liaison between our Chairman, on the one hand, and our independent directors, on the other;
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Consults with the Chairman on Board schedules and meeting agendas;
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Advises the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the Board to effectively, and responsibly, perform their duties;

•
Makes himself available for consultation with major stockholders;
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Has the authority to retain outside advisors and consultants who report directly to the Board; and
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Provides support and guidance to the Chairman, as needed.

Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our Company’s policies and procedures designed to address such risks and also for oversight of our ESG planning and initiatives.

Our Board elected to retain direct oversight responsibility for cybersecurity matters, rather than assign oversight to a Board committee. The Board is regularly informed about cyber risks and the Company’s cybersecurity policies, procedures and strategies. The Board, generally as part of Audit Committee meetings, regularly holds discussions on these topics together with management, including the Senior Vice President of IT, and the external auditors.

Corporate Governance Guidelines. Our Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our Nominating and Corporate Governance Committee is responsible for overseeing our guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our guidelines are published on our website at www.arkocorp.com and are available in print to any stockholder who requests them from our Secretary.

Director Independence. Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets all independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board has affirmatively determined that the following directors are “independent” as defined in the listing standards of Nasdaq: Sherman K. Edmiston III, Michael J. Gade, Andrew R. Heyer, Steven J. Heyer and Starlette B. Johnson. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section in this proxy statement titled “Certain Relationships and Related Party Transactions.”

Code of Ethics. Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on our website. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Board Meetings. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During the year ended December 31, 2022, the Board held 11 meetings and conducted certain business by unanimous consent. According to our guidelines, our independent Directors meet at regularly scheduled executive sessions without management participation. In 2022, the Board held nine executive sessions.

All of our directors are encouraged to attend our Annual Meeting of stockholders. All of our directors attended the 2022 Annual Meeting.

Board Committees.

In 2022, our Board has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of these committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below provides current committee membership information and the number of meetings held in fiscal year 2022:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sherman K. Edmiston III (1)		X	X
Michael J. Gade	Chair	X	X
Andrew R. Heyer (2)	X
Steven J. Heyer (3)		Chair	X
Starlette B. Johnson (4)	X	X	Chair
	8 meetings held	8 meetings held	5 meetings held

(1)
Mr. Edmiston served on the Audit Committee until July 2022.
(2)
Mr. Andrew R. Heyer served on the Audit Committee until January 2022 and was reappointed to the Audit Committee in July 2022.
(3)
Mr. Steven J. Heyer joined the Nominating and Corporate Governance Committee in January 2022.
(4)
Ms. Johnson joined the Audit and Compensation Committees in January 2022.

During 2022, each director attended at least 75% of the meetings of the Board and committees on which he or she served.

Audit Committee. Our Audit Committee consists of Michael J. Gade, Andrew R. Heyer and Starlette B. Johnson, with Mr. Gade serving as the chair. The Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the Audit Committee of a listed company be comprised solely of independent directors. Our Audit Committee meets the requirements for independence of Audit Committee members under applicable SEC and Nasdaq rules. All of the members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Gade qualifies as our “Audit Committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

The Report of the Audit Committee, which is set forth in this Proxy Statement, further describes the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2022.

Compensation Committee. Our Compensation Committee consists of Sherman K. Edmiston III, Michael J. Gade, Steven J. Heyer and Starlette B. Johnson, with Mr. Heyer serving as the chair. The Compensation Committee determines our general compensation policies and the compensation provided to our officers. The Compensation Committee also makes recommendations to our Board regarding director compensation. In addition, the Compensation Committee reviews and determines unit-based compensation for our directors and officers and administers our equity incentive plans. Our Compensation Committee also oversees our corporate compensation programs. Each member of our Compensation Committee is independent, as defined under the Nasdaq listing rules, which also satisfies Nasdaq’s additional independence standards for Compensation Committee members. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Sherman K. Edmiston III, Michael J. Gade, Steven J. Heyer and Starlette B. Johnson, with Ms. Johnson serving as the chair. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, with the goal of creating a balance of knowledge, experience and diversity, recommending that the Board select the director nominees for election at each annual meeting of stockholders, recommending to the Board criteria for Board and committee membership, developing and recommending to the Board a set of Corporate Governance Guidelines and reviewing and reassessing the adequacy of such guidelines annually and recommending any proposed changes to the Board, overseeing periodic evaluations of the Board and its committees, exercising sole authority to retain and terminate any search firms that are to be used by the Company to assist in identifying director candidates and reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers of the Company. On May 18, 2022, we updated the charter of our Nominating and Corporate Governance Committee to provide that it is also responsible for oversight of the Company’s environmental, social and governance (“ESG”) policy and activities, which includes oversight of the implementation of ESG policy that we adopted on July 9, 2022, review and assessment of the adequacy of such policy and related procedures, and external reporting on ESG matters and the Company’s overall ESG program. During the course of 2022, our Nominating and Corporate Governance Committee received regular updates with regard to our progress in establishing our ESG policy and held multiple discussions with management and outside experts as part of the oversight on the reporting of ESG matters in our inaugural ESG report. For additional information on our ESG program, see “Environmental, Social and Governance” below.

Each member of our Nominating and Corporate Governance Committee is independent as defined under the Nasdaq listing rules.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Director Nominations. The Nominating and Corporate Governance Committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate, including stockholders. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:

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The skills of the proposed director candidate.
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His or her depth and breadth of business experience.
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Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation or other background characteristics.
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His or her independence.
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The needs of the Board.

The Nominating and Corporate Governance Committee will consider candidates recommended by ARKO’s stockholders pursuant to written applications submitted to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Secretary. The Secretary of the Company will forward all recommendations to the Nominating and Corporate Governance Committee.

The information required to be included in any such recommendation for directors is set forth in our Bylaws, and the general qualifications and specific qualities and skills established by the committee for directors are described above. Although we have not adopted a formal written policy regarding the consideration of candidates recommended by ARKO’s stockholders, it is the

Nominating and Corporate Governance Committee’s policy to consider director candidates recommended by stockholders, and the Board believes that the procedures set forth in our Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Without limiting the requirements contained in our Bylaws, the recommendation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Director Election – Plurality Vote. Director nominees are elected by our stockholders based on a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

Environmental, Social and Governance (“ESG”)

We understand that environmental stewardship, social responsibility, and good governance are important to our stakeholders and our business. In 2022, the Company had two major milestones in our ESG program:

•
Under the oversight of our Nominating and Corporate Governance Committee, and guided by third-party sustainability experts, we adopted and published our ESG policy in July 2022. This policy sets out our commitment to effectively manage the ESG issues most material to our activity and operations. The policy drafting process included engaging directly with our stakeholders to better understand their needs and expectations and culminated in an executive session with our senior management in which we established the foundation for our ESG policy. This thorough process helped us identify the ESG areas most relevant to our stakeholders and to advancing ARKO’s goal of long-term value creation.
•
Guided by our ESG policy, we published our inaugural ESG report in December 2022. The 2021 ESG report gave us an opportunity to communicate our current baseline performance and lay the groundwork for future updates and disclosures. Leading up to the 2021 ESG report, we initiated an extensive process of data collection and analysis to assess and present our ESG performance, including key environmental and social metrics. This process has continued into 2023, and we are focusing on expanding the scope of our ESG data collection and disclosure, including collecting the data required to disclose our scope 1 and scope 2 greenhouse gas (GHG) emissions.

Looking ahead, we are in the process of compiling workplans to implement effective management and performance improvements in the ESG areas set forth in our ESG policy. During 2023, we plan for our teams to commence the implementation of these workplans and thereby improve our ESG performance in key areas of our strategic focus.

As part of our commitment to ESG and transparency to our stakeholders, we plan report on our progress in a 2022 ESG report, which we expect to publish later in 2023. It is expected that our 2022 ESG report will detail our performance in key areas, such as energy efficiency, expansion of our EV charging stations, sustainable packaging initiatives, and efforts to reduce our environmental footprint. The 2022 report will also address certain key social issues, such as investing in the professional development and wellbeing of our employees, and creating suitable, safe environments for our employees and customers.

For more information about our ESG program, policy, and our 2021 ESG report, please visit https://arkocorp.com/company-information/responsibility.

Management Succession. As reflected in our Nominating and Corporate Governance Committee Charter, one of the Board’s primary responsibilities includes planning for Chief Executive Officer (“CEO”) succession and monitoring and advising on management’s succession planning for other key officers of the Company, with the goal of establishing an effective succession plan. In 2022, our

Nominating and Corporate Governance Committee and the Board initiated a formal performance management and succession planning process for our CEO. The Board routinely discusses management succession during the course of its meetings, including during sessions held by the Company’s non-management directors. Our Nominating and Corporate Governance Committee has identified individuals who would be able to undertake the CEO’s duties on an interim basis if necessary.

Communications with the Company and the Board. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com.

Interested parties may also communicate with our Board by calling (804) 730-1568 in the United States. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Corporate Governance Documents. Our website is at www.arkocorp.com. Please visit our website under the section captioned “Governance” for the following:

•
Committee Charters (Audit, Nominating and Corporate Governance, and Compensation),
•
Corporate Governance Guidelines and
•
Code of Business Conduct and Ethics.

These materials may also be requested in print by writing to our Secretary at ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.

Certain Relationships and Related Party Transactions

Voting Letter Agreement

In connection with the transactions contemplated by the agreement pursuant to which we consummated the Business Combination (the “Business Combination Agreement”), Arie Kotler, Morris Willner, WRDC Enterprises and Vilna Holdings entered into a letter agreement (the “Voting Letter Agreement”). Pursuant to the Voting Letter Agreement, until the seventh anniversary of the Business Combination closing, each of Mr. Willner and Vilna Holdings (each, a “Willner Party”) will vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Willner Party or any of its affiliates, or over which such Willner Party or any of its affiliates maintains or has voting control, directly or indirectly, at any annual or special meeting of our stockholders, in favor of Arie Kotler if he is a nominee for election to our Board.

Registration Rights

Upon the closing of the Business Combination, we entered into a registration rights agreement with certain holders of our securities. Pursuant to the terms of the registration rights agreement, we are obligated to file a registration statement to register the resale of certain of our securities held by such holders. The registration rights agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, we entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with Haymaker Sponsor II LLC (the “Sponsor”), and for purposes of Section 6 and Section 12 thereof, Andrew R. Heyer and Steven J. Heyer, pursuant to which, among other things, the Sponsor, Andrew R. Heyer and Steven J. Heyer (each, a “Specified Holder”) have agreed to vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Specified Holder or any of its affiliates, or over which such Specified Holder or any of its affiliates maintains or has voting control, directly or indirectly, in favor of Arie Kotler if he is a nominee for election to our Board from the Business Combination closing date for a period of up to seven years following such date, subject to certain exceptions.

In connection with the Business Combination, pursuant to the Sponsor Support Agreement 4,200,000 shares of our common stock that would otherwise be issuable to the Sponsor were deferred (subject to certain triggering events as set forth in the Business Combination Agreement).

Related Party Transaction Policy

Our related party transaction policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior review of the Audit Committee; in the event any director or member of the Audit Committee has an interest in the subject transaction, such director will recuse herself or himself from any discussion or vote regarding such transaction. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

All of the transactions described in this section entitled “Certain Relationships and Related Party Transactions” were entered into prior to the adoption of this policy, which occurred shortly after the closing of the Business Combination.

STOCK OWNERSHIP

The following table sets forth information known to us regarding beneficial ownership of common stock as of April 1, 2023 by:

•
each person known by us to be the beneficial owner of more than 5% of outstanding common stock;
•
each of our executive officers and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 1, 2023, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 120,305,008 shares of our common stock outstanding as of April 1, 2023.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him or her.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Greater than 5% Stockholders:
Arie Kotler (2)	21,380,058	17.71%
Morris Willner (6)	14,471,631	12.02%
Entities affiliated with Davidson Kempner Capital Management LP (3)	23,673,004	19.59%
Harvest Partners (4)	10,241,940	8.51%
Entities affiliated with MSD Partners, L.P. (5)	8,417,508	6.54%

Named Executive Officers and Directors:
Arie Kotler (2)	21,380,058	17.71%
Morris Willner (6)	14,471,631	12.02%
Andrew R. Heyer (7)	1,973,037	1.62%
Steven J. Heyer (8)	685,838	0.57%
Michael J. Gade (9)	61,142	0.05%
Sherman K. Edmiston III (9)	40,973	0.03%
Starlette B. Johnson (9)	36,084	0.03%
Donald Bassell	49,543	0.04%
Maury Bricks	46,763	0.04%
Eyal Nuchamovitz	56,618	0.05%
All current Directors and Executive Officers as a group (10 persons)	38,801,687	32.16%

(1)
Unless otherwise noted, the business address of each of these stockholders is c/o ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.
(2)
The shares listed as being owned by Arie Kotler include (i) 9,452,636 shares held by KMG Realty LLC and (ii) 236,538 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary. Includes 394,213 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.
(3)
The shares listed as being owned by Davidson Kempner (inclusive of 533,333 shares issuable upon exercise of Public Warrants) are held of record by GPM Owner LLC, a Delaware limited liability company (“GPM Owner”), Davidson Kempner Partners, a New York limited partnership (“DKP”), Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”), and Davidson Kempner International, Ltd., a British Virgin Islands business company (“DKIL”). GPM Owner, DKP, DKIP and DKIL are collectively referred to as the “DK Funds.” Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the SEC, is responsible for the voting and investment decisions of, and acts as the investment manager to, each of the DK Funds. The address of the principal business office of the DK Funds is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, NY 10022.

(4)
Consists of 10,241,940 shares of our common stock held of record by GPM HP SCF Investor, LLC (“GPM HP SCF”). HP Holding, LLC is the general partner of Harvest Capital Partners Holdings, L.P., which is the managing member of Harvest Partners Holdings, LLC, which is the general partner of Harvest Associates SCF GP, L.P., which is the general partner of Harvest Associates SCF, L.P., which is the general partner of Harvest Partners Structured Capital Fund, L.P., which is the managing member of GPM HP SCF Member, LLC, which is the managing member of GPM HP SCF (collectively, the “Harvest Entities”). HP Holding, LLC is controlled by its voting members Michael DeFlorio, John Wilkins, Ira Kleinman, Thomas Arenz and Stephen Eisenstein (together, the “Members”). Accordingly, each of the Members and Harvest Entities may be deemed to share beneficial ownership of the securities held of record by GPM HP SCF. Each of them disclaims any such beneficial ownership. The business address of each of the Harvest Entities and the Members is c/o Harvest Partners, LP, 280 Park Avenue, 26th Floor West, New York, NY, 10017.
(5)
Includes 8,417,508 shares issuable upon conversion of the Company’s Series A Preferred Stock, adjusted for the number of additional shares issuable upon conversion due to dividends paid by the Company on its common stock. The shares are held of record by MSD Special Investments Fund, L.P., a Delaware limited partnership, MSD SIF Holdings, L.P., a Delaware limited partnership, MSD Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, MSD Private Credit Opportunity Master Fund 2, L.P., a Cayman Islands exempted limited partnership, Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P., a Delaware limited partnership (collectively, the “MSD Funds”). MSD Partners, L.P., a Delaware limited partnership (“MSD Partners”), is the investment manager of, and may be deemed to beneficially own the securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own the securities beneficially owned by, MSD Partners. Each of Brendan P. Rogers, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own the securities beneficially owned by, MSD GP. Each of Messrs. Rogers, Phelan and Lisker disclaims beneficial ownership of such securities. The address of the principal business office of the MSD Funds is c/o MSD Partners, L.P., 1 Vanderbilt Avenue, 26th Floor, New York, NY 10017.

(6)
Includes 45,320 restricted stock units (“RSUs”) granted to Mr. Willner (see footnote 9 below).
(7)
Beneficial ownership of 1,973,037 presented in the table (x) includes (i) 605,331 shares of our common stock held by Mr. Andrew R. Heyer, (ii) 802,451 shares of our common stock issuable upon exercise of the private warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Haymaker held by Mr. Andrew R. Heyer, (iii) 179,649 shares of our common stock held by Heyer Investment Management, LLC, (iv) 337,873 shares of our common stock issuable upon exercise of the Private Warrants held by Heyer Investment Management, LLC and (v) 47,733 RSUs granted to Mr. Andrew R. Heyer (see footnote 9 below), and (y) excludes (i) 1,205,156 Deferred Shares to be issued to Mr. Andrew R. Heyer upon the occurrence of certain events, and (ii) 507,434 Deferred Shares to be issued to Heyer Investment Management, LLC upon the occurrence of certain events. Mr. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Accordingly, Mr. Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.
(8)
Beneficial ownership of 685,838 presented in the table (x) includes (i) 380,106 shares of our common stock issuable upon exercise of the Private Warrants, (ii) 253,644 shares of our common stock and (iii) 52,088 RSUs granted to Mr. Steven J. Heyer (see footnote 9 below), and (y) excludes 570,864 Deferred Shares.
(9)
Includes RSUs issued to directors, which are fully vested, but cannot be settled until the earlier of (a) such director ceases to be a director of the Company and (b) a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2022, all applicable Section 16(a) filing requirements were complied with on a timely basis.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2022 with respect to compensation plans under which any of our equity securities are authorized for issuance. This table includes information as of December 31, 2022 with respect to our equity securities under the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”), which was approved by our stockholders in connection with the Business Combination and is our only equity compensation plan.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by securityholders	5,254,718	(1)	9.24	(2)	7,294,676	(3)
Equity compensation plans not approved by securityholders	—		—		—
Total	5,254,718		9.24		7,294,676

(1)
Includes (i) 435,899 shares of common stock held by a trustee in order to receive favorable tax treatment under Israeli laws in accordance with and subject to the terms and conditions set forth in the Israeli Appendix attached to the 2020 Plan; (ii) stock options to purchase 897,392 shares, and (iii) 3,921,427 shares of restricted stock (including 713,897 shares of restricted stock under outstanding PSUs, which represents the maximum amount of additional shares that may be issued above the Target Amount).
(2)
Weighted average exercise price of 897,392 outstanding options; excludes RSU awards.

(3)
Amount is reduced by 713,897 shares of restricted stock under outstanding PSUs which represents the maximum amount of additional shares that may be issued above the Target Amount.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation program and decisions for 2022 for the following individuals who we refer to as our named executive officers, or NEOs:

•
Arie Kotler, Chairman, President and Chief Executive Officer
•
Don Bassell, Chief Financial Officer
•
Maury Bricks, General Counsel and Secretary
•
Eyal Nuchamovitz, Executive Vice President, Business Development and M&A

EXECUTIVE COMPENSATION PROGRAM

Executive Compensation Objectives and Philosophy

Our executive compensation program for 2021 was the first compensation program adopted following completion of the Business Combination on December 22, 2020 and was influenced by the unique circumstances of the Company according to which: (i) prior to 2021, no executive had received equity grants (Mr. Kotler’s shares were purchased by him) and (ii) the Company wished to reward long-term service and individual contribution with special recognition awards.

We continue to view the first years of our compensation program as a transitional period in which we transition from our historical compensation programs to programs that better reflect our peers’ compensation levels and public-company compensation structures and build our executives’ equity base. The restricted stock units (“RSU”) granted create an equity base to align the NEO’s interests with stockholders of the Company. Performance-based RSUs (“PSU”) granted as part of our long-term incentives (“LTI”) strongly align with our operational and strategic metrics, by basing it on EBITDA (defined as net income (loss) adjusted to exclude depreciation and amortization, interest and income taxes and further adjusted for certain non-operating and select income (expense) items (“EBITDA”)) at the operating company level and having a substantial amount of the compensation package at risk.

Our executive compensation strategy is guided by four core guiding principles: alignment to stakeholders, performance focused, competitive, and simple and transparent.

To achieve our objectives, we deliver executive compensation to the NEOs through a combination of the following components:

•
base salary;
•
cash bonus opportunities;
•
equity compensation, including performance-based equity compensation;
•
severance benefits; and
•
broad-based employee benefits.

Base salaries, cash bonus opportunities, broad-based employee benefits and severance benefits are designed to attract and retain senior management talent. Equity compensation is designed to reward executives for their contributions to our financial performance.

Following the Business Combination, we initiated a long-term equity incentive component (in the form of shares, stock options, restricted stock unit awards and/or performance-based restricted stock unit awards and/or a combination thereof) linked to Company performance and long-term value creation in an effort to align the interests of the NEOs with our stockholders’ as described in more detail below, and with an emphasis on time based equity awards intended to foster share ownership to align the NEO’s long-term interests with stockholders of the Company.

We believe that actual EBITDA in comparison to budgeted EBITDA for the fiscal year (“Annual Budgeted EBITDA”) is the most relevant performance metric at this point of time for our executives, because (i) we believe EBITDA reflects the Company’s core performance and operational results, (ii) EBITDA is influenced, inter alia, by the efforts of our executives, and (iii) EBITDA is a material metric reviewed by our investors when evaluating our Company. Although our stock price directly influences the value of our equity awards, we do not believe Total Shareholder Return (“TSR”) is currently a fair metric on which to base our or our executive officers’ performance, based on the short time our Company has been a publicly-traded company, the generally negative stock market sentiment towards companies that listed following a merger with a SPAC, the relatively low trading volume in our shares and the limited number of publicly traded peers with similar characteristics.

In 2021, the Company granted the NEOs (other than Mr. Kotler) both RSUs and PSUs. These 2021 grants were more heavily weighted towards PSUs to enhance the performance orientation of the awards, particularly given the retention-oriented special recognition award granted in respect of the consummation of the Business Combination.

The 2022 equity grants were driven primarily by a market survey data for similar-sized companies reviewed by the Compensation Committee’s independent consultant in November 2021, the lack of historical equity grants to any NEOs before 2021, and the Company’s desire to provide the NEOs with a cash incentive that is linked to performance.

The combination of RSUs, PSUs and cash incentives are designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals. Our primary executive compensation objectives are to:

•
Attract, retain and motivate executives who are capable of advancing its mission and strategy; and
•
Reward executives in a manner aligned with the Company’s financial performance.

Compensation Determination Process; Role of Compensation Consultant and Management

The Compensation Committee, on behalf of the Board, discharges the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing a report for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders in accordance with applicable rules and regulations.

The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Company’s stockholders.

Each year, at the beginning of the year, the Company’s Board approves the Annual Budgeted EBITDA at the operating company level, which is subject to adjustment each quarter based on acquisitions, divestitures, and certain unusual transactions during a quarter (the “Annual Budgeted EBITDA Goal”), which is used as a metric for our LTI.

Pursuant to its Charter, the Compensation Committee is authorized to, and has direct responsibility for, the appointment, compensation and oversight of the work of any compensation consultant retained by the Compensation Committee. For the 2022 fiscal year, the Compensation Committee engaged Mercer (US) as its independent compensation consultant to assist with respect to our 2022 compensation program. The Compensation Committee assessed the independence of the consultant pursuant to SEC rules and did not identify any conflict of interest that would prevent it from independently advising the Compensation Committee.

In 2022, the compensation consultant attended selected Compensation Committee meetings and advised the Compensation Committee, among other things, on the following: peer group development, market review of executive compensation levels and compensation mix, shareholder dilution analysis, and long-term incentive plan design.

The awards to Mr. Kotler for 2022 were based on the terms of his written employment agreement. In February 2022, the Compensation Committee determined that Mr. Kotler’s Target Bonus (as defined below) for 2022 was to be based on certain key performance measures that were focus areas for 2022 in the fields of financial management, strategic planning, acquisitions and deal performance, culture and team, people development, Board relations, and communications and social responsibility. With regard to Mr. Kotler’s LTI for 2022, the Compensation Committee approved the same awards as were approved for 2021.

In March of 2022, the Compensation Committee approved equity awards and cash bonuses for the NEOs (other than Mr. Kotler). The awards to the other NEOs were based on recommendations of the Chief Executive Officer, which were based in part on (i) the Chief Executive Officer’s assessment of these executives’ contribution to the Company and the need to retain these executives, (ii) prior year award amounts, (iii) competitive market data, and (iv) the fact that 2021 was the first year in which the executives received equity compensation from the Company.

In November of 2021, Mercer provided updated market compensation survey data for the NEOs to the Compensation Committee that was used for consideration in assessing the appropriateness of compensation levels and mix in 2022. The Compensation Committee considers numerous other factors in making decisions on executive pay adjustments, including individual and company performance, experience, time in position and for roles other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. Based on the survey and the Chief Executive Officer’s recommendations in 2022, the Compensation Committee approved a cash bonus component for the NEOs’ compensation, which is based on performance.

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program for 2022, as well as relevant information with respect to bonuses paid in prior years.

Overall, our CEO’s and other NEO’s compensation has a substantial performance-based portion. For 2022, the base salary and time-based equity was 36% of the overall compensation of our CEO and between 50% and 66% for our other NEOs.

Base Salary

Annual base salaries compensate the NEOs for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation. In 2022, the Compensation Committee reviewed executives’ salaries to ensure that we remained competitive in attracting and retaining qualified executives. The NEOs received a base salary in 2022 in accordance with the terms of their respective employment agreements.

Bonuses

Cash Bonus

No short-term incentive plan was implemented for NEOs as part of the regular annual compensation for 2021 mainly because of the focus on equity grants as set forth below. In 2022, a Cash LTI (as defined below) was granted to the NEOs (other than Mr. Kotler). The Cash LTI is allocated to each of the three years in the PSU performance cycle, and each portion is earned and payable, if at all, consistent with the performance results and associated payout percentages for the PSUs for each individual year. The amount of Cash LTI earned each year is paid out annually at or about the time the results for the preceding year are certified by the Compensation Committee. By basing the Cash LTI on the same performance metrics as our PSUs with the same payout percentage, we believe we further align our NEOs interests with development within our existing operational and strategic metrics.

Target Bonus

Pursuant to his employment agreement, Mr. Kotler is entitled to a target bonus opportunity equal to 150% of his current base salary (the “Target Bonus”), based on satisfaction of performance criteria to be established by the Compensation Committee. The Compensation Committee determined that Mr. Kotler was entitled to the Target Bonus for 2022. For 2021, Mr. Kotler was not entitled to the Target Bonus because the Compensation Committee did not establish the performance criteria in respect of that bonus.

Fixed Quarterly Bonus

Pursuant to their respective employment agreements, Mr. Bassell and Mr. Bricks are each entitled to a fixed quarterly bonus. Please see “— Employment Agreements” below.

Special Service Recognition Award

In 2021, the Company granted to Messrs. Bricks, Bassell and Nuchamovitz a special recognition award in the form of time-vested RSUs. These RSUs vest ratably over three years commencing on January 1, 2022. We granted this award to Messrs. Bricks, Bassell and Nuchamovitz were granted as a result of the consummation of the Business Combination in recognition of their long-term commitment to the Company and to promote retention of key talent, as the Company has transitioned from a private to a public company traded on Nasdaq.

ARKO Corp. 2020 Incentive Compensation Plan

At the special meeting of Haymaker stockholders held on December 8, 2020, Haymaker stockholders considered and approved the 2020 Plan. The 2020 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. The Compensation Committee may delegate to the chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines. Persons eligible to participate in the 2020 Plan are officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by the Compensation Committee in its discretion.

Under the 2020 Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based stock units, other equity-based awards and cash incentive awards. Awards may be subject to a combination of time and performance-based vesting conditions, as may be determined by the Compensation Committee. Except for certain limited situations (including death, disability, a change in control, grants to new hires to replace forfeited compensation, grants representing payment of achieved performance goals or that vest upon the satisfaction of performance goals or other incentive compensation, substitute awards, grants to non-employee directors or replacement of previously outstanding awards), all awards granted under the 2020 Plan are subject to a minimum vesting period of one year, referred to herein as the minimum vesting condition. The minimum vesting condition will not be required on awards covering, in the aggregate a number of shares not to exceed 5% of the maximum share pool limit. Options and stock appreciation rights cannot be repriced without stockholder approval.

On March 6, 2021, the Compensation Committee of the Board of Directors, approved the following agreements under the 2020 Plan: (i) a form of restricted stock unit agreement (the “Form RSU Agreement”); (ii) a form of director restricted stock unit agreement (the “Director Form RSU Agreement”); (iii) a form of performance-based RSU award agreement (the “Form PSU Agreement”); and (iv) a form of nonqualified stock option agreement for Arie Kotler, Chairman, President and Chief Executive Officer of the Company (the “Kotler Stock Option Agreement”).

The Form RSU Agreement evidences the grant of restricted stock unit awards (“RSUs”) under the 2020 Plan to certain selected employees and consultants of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such RSUs, one share of common stock, for each vested RSU to the recipient of such grant. Each RSU vests in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date.

The Director Form RSU Agreement evidences the grant of RSUs under the 2020 Plan to the Company’s non-employee directors, which are immediately vested as of the date of grant, and which provide for the right to receive one share of common stock, upon the earlier of (i) the date on which the applicable director’s service with the Company is terminated (for whatever reason) and (ii) the date of a change of control of the Company.

The Form PSU Agreement evidences the grant of performance-based restricted stock units (“PSUs”) to certain selected employees of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such PSUs, one share of common stock for each vested PSU to the recipient of such grant. PSUs generally vest (or fail to vest) at the end of a three-year performance period, based on the performance metrics specified in the Form PSU Agreement, subject to the additional requirement that the grantee remain in continuous service through the vesting date.

The Kotler Stock Option Agreement evidences the grant to Mr. Kotler of non-qualified stock options to purchase shares of common stock (“Stock Options”), subject to the vesting of such Stock Option, at an applicable exercise price per share set forth therein.

The long-term incentive target for Mr. Kotler according to Mr. Kotler's employment agreement is to be 350% of base salary, and for 2021 and 2022, was determined by the Compensation Committee to consist of two-third PSUs and one-third stock options.

The long-term incentive target for our other NEOs for 2021, excluding the one-time special recognition awards, were 126% – 147%, which included two-third PSUs and one-third RSUs.

The long-term incentive target for our other NEOs for 2022 were 120% – 168%, which included 62.5% PSUs and 37.5% RSUs.

The stock options granted to Mr. Kotler are based on an expectation for stock price appreciation. The stock options granted in 2021 were granted at a $10 strike price based on the price of the stock used for the Business Combination. Upon review of the 2021 grant, the Compensation Committee determined that a computational error resulted in the issuance of fewer stock options than was supposed to have been granted in 2021. As a result, in March 2022, we granted Mr. Kotler “make-up” stock options, which options have a $10 strike price. The other stock options granted in March 2022 as compensation for 2022 were granted at $8.49 strike price based on our market price at the time of the grant. We believe that the stock options align with investor focus on stock price and since we commenced trading in December 2020, given our liquidity and the limited number of publicly traded peers with similar characteristics. We do not believe that at this stage we should use this metrics for our other NEOs.

In 2021, excluding the one-time special recognition awards, our other NEOs received one-third (1/3) of their LTI in RSUs that are time based (vesting ratably over a three year period) and two-thirds (2/3) in performance-based RSUs (“PSU”). In 2022, we added a LTI cash component and therefore increased the performance metric components of our other NEO’s LTI to be 30% RSUs, 50% PSUs and 20% cash bonus incentive (the “Cash LTI”), as described above.

The PSUs have three-year cliff vesting and the RSUs and stock options vest ratably over three years. We believe these vesting periods are consistent with market practices and promote retention.

We believe our 2022 awards provided market-aligned long term incentive opportunities.

Performance-based Restricted Stock Units

Under the ARKO Corp. 2020 Plan, we use Annual Budgeted EBITDA, an internal profit metric which is also used as the financial performance metric for certain corporate-level employee cash bonuses, as the metric for LTIs, including the PSUs and Cash LTI issued to NEOs. Each year, at the beginning of the year, the Company’s Board approves the Annual Budgeted EBITDA Goal.

EBITDA was chosen as the performance metric for the PSUs as the Company values EBITDA as a metric that it believes is a key indicator of our operating performance and a strong equity valuation metric.

The 2022 PSU Agreement includes three one-year performance periods. The payout of shares earned is at the end of the three-year cycle, provided the recipient continues to be employed by the Company as of the end of such payout cycle, and is the greater of (a) the sum of the PSUs earned for each of the three fiscal years during the performance period based on the actual EBITDA at the operating company level compared to the Annual Budgeted EBITDA Goal for each respective year or (b) the average of the actual EBITDA at the operating company level compared to the Annual Budgeted EBITDA Goal for the three fiscal years with a cap applied at 110% when averaging each year.

The following table shows the threshold and target achievement levels of the Annual Budgeted EBITDA Goal for 2022 and the corresponding payout levels to the NEOs. Payout levels between the stated levels of achievement increase in 5% increments for each additional percentage of the Annual Budgeted EBITDA Goal achieved, up to the target level.

Performance Metric and PSU payout level:	Threshold	Target	Maximum
Annual Budgeted EBITDA	90%	100%	110% or over
Payout Level	50%	100%	150%

Given our strong performance in 2022, in which we achieved in excess of 108% of Budgeted EBITDA, the Compensation Committee adjusted the performance criteria between 100% and 110% of the Annual Budgeted EBITDA for 2022 and in 2023 approved that the percentage of PSUs out of the Target Amount for 2022 will be 125% multiplied by one-third. This applied to (i) all PSUs granted as part of the 2021 LTI and all PSUs granted as part of the 2022 LTI, and (ii) the NEOs Cash LTIs granted in March 2022 with respect to the portion earned and payable for 2022.

We believe that the above payout amounts are in-line with the market practices, are tied to Board approved annual budgets, and calibrates the threshold and maximum to investor expectations.

No Payment of Dividends on Unvested Stock Awards

We do not grant to recipients any rights, benefits, or entitlements with respect to the shares corresponding to the awards granted (including no rights to receive any dividend) unless and until those shares are vested.

Incentive Compensation Clawback Policy

All our award agreements include a “clawback” provision which permits the Company to recoup equity or other compensation provided under the applicable plan or otherwise in accordance with any Company policies to the extent that the Company, in its discretion, determines to be necessary or appropriate to comply with any clawback policy. Our current clawback policy is administrated by our Board, and allows, in the event the Company is required to prepare certain accounting restatements as defined in the plan, to seek reimbursement or forfeiture of any excess incentive based payment received by our NEOs during the three completed fiscal years immediately preceding the earlier of (i) the date that the Board concluded (or reasonably should have concluded) that the Company is required to prepare an accounting restatement; or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an accounting restatement.

Benefits and Perquisites

Tax Gross-Ups

While we seek to reward our NEOs and other employees for their contributions to the Company, we do not provide excise or any other tax gross-ups with respect to any element of compensation.

Employee Benefit Plans

NEOs are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in the case of Mr. Bassell, Mr. Bricks and Mr. Nuchamovitz, on the same basis as all of our other employees. The Company pays the employer portion of group medical coverage for Mr. Kotler. The employee benefit plans are designed to assist in attracting and retaining skilled employees critical to our long-term success. We also maintain a 401(k) plan for the benefit of our eligible employees, including the NEOs, as discussed below.

The Company does not maintain enhanced health or retirement benefits for its executives and does not permit excessive perquisites to its NEOs, in each case, other than paying the employer portion of group medical coverage for the CEO.

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, open to all employees from their first day at work, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 75% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended, or the Code and limits imposed by non-discrimination testing. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. We match a portion of employee contributions according to the 401(k) plan (subject to Internal Revenue Service limits and non-discrimination testing). For 2022, the matching contribution was 50% of the first 6% of eligible contributions made by the participants for such plan year. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We made matching contributions of approximately $830,000 to the 401(k) Plan during the year ended December 31, 2022.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including the NEOs, who contribute materially to the Company’s continued growth, development and future business success an opportunity to defer a portion of their compensation (in the form of salary and bonuses) under our Non-Qualified Plan, or NQP. We made matching contributions of approximately $110,000 to the NQP during the year ended December 31, 2022 related to all participants.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) plan.

Payments to KMG

GPM Management Services Agreement

The Company owns 100% of GPM, our operating entity. Until the consummation of the Business Combination, Mr. Kotler did not receive direct compensation from GPM, as his services as Chief Executive Officer of GPM were provided to GPM through Mr. Kotler’s wholly owned entity, KMG Realty LLC (”KMG”), which received management fees pursuant to a management services agreement between GPM and KMG (the “GPM Management Services Agreement”). Under the GPM Management Services Agreement, for 2020, KMG was entitled to a management fee in the amount of $90,000 per month. In addition, KMG was entitled to receive an annual bonus in accordance with GPM’s Corporate Incentive Plan. The annual bonus which KMG was eligible to receive under the Corporate Incentive Plan could not exceed six monthly management fee payments and a portion of bonus equal to four monthly management fees was payable subject to increases in Arko Holdings’ share price. The GPM Management Services Agreement also required GPM to reimburse KMG for all out of pocket expenses related to the activity of GPM.

Upon the closing of the Business Combination, the GPM Management Services Agreement was terminated, other than the right to receive a Corporate Incentive Plan bonus of $540,000 for 2020.

Profits Participation Agreement

KMG was also party to a profits participation agreement with the members of GPM (the “Profits Participation Agreement”) pursuant to which KMG was entitled to receive annual net profit participation amounts from GPM. For 2020, this amount was calculated as the higher of (i) 5% of GPM’s annual net profits for such calendar year based on GPM’s US GAAP consolidated financial statements after adjustments as defined below, or (ii) 5% of the positive difference (if any) between the adjusted EBITDA (as defined in Profits Participation Agreement) for such calendar year and the adjusted EBITDA for the prior calendar year, up to an annual maximum amount of $400,000. Based on GPM’s financial performance in 2020, KMG received an annual net profit participation amount of $400,000 for 2020. The Profits Participation Agreement was terminated upon the termination of the GPM Management Services Agreement, other than the right to receive the profit participation amount for 2020.

Arko Holdings Management Services Agreement

Mr. Kotler did not receive direct compensation directly from Arko Holdings, the majority owner of GPM, for his services as Chief Executive Officer of Arko Holdings, which he provided through KMG until October 31, 2020, for which KMG received management fees pursuant to a management services agreement (the “Arko Management Services Agreement”). Mr. Kotler also did not receive any compensation directly from Arko Holdings for his services as Chairman of Arko Holdings, as these services were provided to Arko Holdings through KMG pursuant to the Arko Management Services Agreement. Under the Arko Management Services Agreement, KMG was entitled to a monthly management fee of approximately $5,000, linked to the Israeli Consumer Price Index, and to a reimbursement for reasonable expenses incurred by KMG in connection with the provision of management services. The Arko Management Services Agreement remained in effect until October 31, 2020.

The table below shows the payments earned by KMG for services provided by Mr. Kotler to GPM and Arko Holdings in 2020. These amounts are included under “All Other Compensation” in the Summary Compensation Table:

Agreement	2020 ($)
GPM Management Services Agreement	1,057,561
Annual bonus pursuant to GPM’s Corporate Incentive Plan	540,000
Profits Participation Agreement	400,000
Arko Management Services Agreement	51,900
Total	2,049,461

Employment, Severance or Change in Control Agreements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to the Company’s detriment. Accordingly, we determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to equity holders of strategic alternatives without concern for the impact on their continued employment. See “Potential Payments upon Termination or Change in Control” for a discussion of certain rights of the NEOs upon termination of their employment or upon the occurrence of certain events.

Employment Agreements

Kotler Employment Agreement

On September 8, 2020, we entered into an employment agreement with Mr. Kotler pursuant to which Mr. Kotler serves as our Chief Executive Officer for a three-year term from December 22, 2020, following which the agreement will be automatically extended for additional one-year terms, unless either we or Mr. Kotler give at least 120 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Kotler is entitled to the following:

•
An annual base salary of $1,080,000, to be increased by at least 3% on an annual basis (subject to an annual review by the Compensation Committee for increase (but not decrease));
•
A target bonus opportunity equal to 150% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Compensation Committee;
•
An annual long term-incentive award having a fair market value (as reasonably determined by the Board or the Compensation Committee) equal to 350% of the executive’s then base salary in effect as of the date of the grant with the type of the long-term incentive award, and the terms and conditions thereof, determined by the Compensation Committee of the Board, in its discretion;
•
An expense reimbursement for all reasonable business expenses actually paid or incurred by the executive during the term of employment, including first class air travel, hotel and other travel-related expenses, including for any and all related travel between our principal place of business in Richmond, Virginia and employee’s principal residence in Miami-Dade, Florida; and
•
Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by us to our executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Bassell Employment Agreement

On August 4, 2020, GPM and Mr. Bassell entered into an amended and restated employment agreement for a five-year term, following which the agreement will be automatically extended for additional one-year terms, unless either GPM or Mr. Bassell gives at least 90 days’ prior notice of non-extension. Under the terms of the amended and restated employment agreement, Mr. Bassell is entitled to the following:

•
An annual base salary of $370,302 (subject to discretionary review by the Chief Executive Officer for increase (but not decrease));
•
A signing bonus of $50,000;
•
A monthly car allowance of $600;
•
A quarterly bonus of $35,000 (to be eligible, Mr. Bassell must be employed by GPM on the last date of the prior calendar quarter);
•
Participation in GPM’s Corporate Incentive Plan;
•
Discretionary bonus (as determined by the Chief Executive Officer or Board); and
•
Participation in customary employee benefit plans and in the NQP.

Bricks Employment Agreement

Pursuant to the terms of the employment agreement dated January 3, 2020, between GPM and Mr. Bricks, Mr. Bricks continued to serve as GPM’s General Counsel for a five-year term, following which the agreement will be automatically extended for additional successive one-year terms, unless either GPM or Mr. Bricks gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Bricks is entitled to the following:

•
An annual base salary of $395,000 (subject to discretionary review by the Chief Executive Officer for increase (but not decrease));
•
A signing bonus of $50,000;
•
A monthly car allowance of $600;
•
A quarterly bonus of $10,000 (to be eligible, Mr. Bricks must be employed by GPM on the last date of the prior calendar quarter);
•
Participation in GPM’s Corporate Incentive Plan;
•
Discretionary bonus (as determined by the Chief Executive Officer or Board); and
•
Participation in customary employee benefit plans and in the NQP.

Nuchamovitz Employment Agreement

Pursuant to the terms of the employment agreement dated January 1, 2020, between GPM and Mr. Nuchamovitz, Mr. Nuchamovitz continued to serve as Executive Vice President of GPM for a five-year term, following which the agreement will be automatically extended for additional successive one-year terms, unless either GPM or Mr. Nuchamovitz gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Nuchamovitz is entitled to the following:

•
An annual base salary of $555,000 (subject to discretionary review by the Chief Executive Officer for increase (but not decrease));
•
A signing bonus of $100,000;
•
A monthly car allowance of $600;
•
Participation in GPM’s Corporate Incentive Plan;
•
Discretionary bonus (as determined by the Chief Executive Officer or Board); and
•
Participation in customary employee benefit plans and in the NQP.

Compensation Actions Taken in 2022

Each of Messrs. Kotler and Nuchamovitz received an annual base salary increase of 3.0%, Mr. Bassell received an annual base salary increase of 4.1% and Mr. Bricks received an annual base salary increase of 3.3%.

Compensation Actions Taken in 2021

Each of Messrs. Bassell and Bricks received an annual base salary increase of 3.0%.

Our Anti-Hedging Policy

We prohibit our directors, executive officers and certain designated employees from engaging in hedging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

Our Pledging Policy

We require pre-notification if any of our directors, executive officers and certain designated employees wish to pledge Company securities as collateral for a loan (or modify an existing pledge). Our policy provides that the securities subject to such a pledge shall be subject to all of our other restrictions on trading in the Company’s securities. As of December 31, 2022 and April 27, 2023, no shares were pledged by our directors and executive officers.

Compensation-Related Risk Assessment

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The Compensation Committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the Compensation Committee over the performance metrics and results under the 2020 Plan.

Consideration of Stockholder Advisory Vote on Executive Compensation

We are presenting our stockholders with a non-binding advisory proposal to approve the compensation of our NEOs. The Compensation Committee considers the results of the advisory votes on executive compensation together with the Company’s compensation philosophy, as described in this CD&A, when considering executive compensation arrangements, including any changes to the executive compensation program. At the 2022 Annual Meeting, our stockholders voted overwhelmingly to approve, on an advisory basis, the compensation of the NEOs described in the proxy statement for the 2022 Annual Meeting. We considered this approval by the stockholders and determined that we would not make any material modifications to the compensation arrangements for the NEOs. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at the Annual Meeting. Please see Proposal 2 contained in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.

Sherman K. Edmiston III, Michael J. Gade, Steven J. Heyer and Starlette B. Johnson served on the Company’s Compensation Committee in 2022. During fiscal year 2022, no interlocking relationship existed between our Board or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed the CD&A contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

The following independent directors, who comprise the Compensation Committee, provide this report:

COMPENSATION COMMITTEE

Steven J. Heyer (Chair)

Sherman K. Edmiston III

Michael J. Gade

Starlette B. Johnson

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation earned or received by the NEOs for services rendered during the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)		All Other Compensation ($) (3) (4)	Total ($)
Arie Kotler,	2022	1,113,319	2,595,597		1,299,832		1,668,600		6,445	6,683,793
Chairman, President, Chief Executive Officer and Director	2021	1,080,000	4,039,200	(6)	1,250,278	(5)	—	(6)	6,445	6,375,923
	2020	29,032	—		—		540,000		1,509,461	2,078,493
Don Bassell,	2022	393,066	640,002		—		206,667		9,180	1,248,915
Chief Financial Officer	2021	378,420	1,680,000		—		140,000		9,180	2,207,600
	2020	374,310	—		—		397,651		9,218	781,179
Maury Bricks,	2022	416,846	600,005		—		102,500		21,350	1,140,701
General Counsel and Secretary	2021	403,657	1,488,000		—		40,000		27,335	1,958,992
	2020	400,736	—		—		302,500		22,081	725,317
Eyal Nuchamovitz, (7)	2022	637,103	600,005		—		62,500		10,582	1,310,190
Executive Vice President

(1)
The amounts in this column reflect the aggregate grant date fair value of stock or option awards, as applicable, granted and computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 18 – Share-Based Compensation to our audited financial statements included in Item 8 of our Annual Report on Form 10-K filed with the SEC on February 27, 2023. The amounts for the performance-based restricted stock units included in the stock awards column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance-based restricted stock granted in 2022 would have been: Mr. Kotler— $3,893,395; Mr. Bassell — $599,997; Mr. Bricks — $562,505; and Mr. Nuchamovitz — $562,505.
(2)
The amounts shown in this column represent the annual bonuses pursuant to GPM’s Corporate Incentive Plan (with respect to 2020), Target Bonus earned by Mr. Kotler in 2022, Cash LTI earned by Messrs. Bassell, Bricks and Nuchamovitz in 2022, a special performance bonus received by Mr. Bassell in 2020 pursuant to the terms of his employment agreement, and signing and quarterly bonuses earned by Messrs. Bassell and Bricks. See “Bonuses” for a discussion of such bonuses.
(3)
The amounts shown in this column include the employer-paid portion of group medical coverage for Mr. Kotler in 2022 and 2021, 401(k) matching contributions for Mr. Bricks in 2020, 2021 and 2022 and Mr. Nuchamovitz in 2022, matching contributions made under the NQP for Mr. Bricks in 2020, 2021 and 2022, and imputed income for group term life insurance and car allowances for Messrs. Bassell and Bricks for 2020, 2021 and 2022 and Mr. Nuchamovitz for 2022. NEOs were also provided with group life insurance and group medical coverage that are not included with the exception of Mr. Kotler’s group medical coverage insurance (reflected above), because they are provided under broad-based, non-discriminatory benefit plans.
(4)
Prior to the Business Combination, Mr. Kotler did not receive any compensation directly from GPM or Arko Holdings, as his services were provided through KMG. The amounts shown in this column for Mr. Kotler include payments received under the GPM Management Services Agreement, the Arko Management Services Agreement and the Profits Participation Agreement, all of which have since been terminated.
(5)
Includes stock options granted in March 2022 as part of a “make up” grant with respect to a grant of stock options in 2021. Upon review of the 2021 grant, the Compensation Committee determined that a computational error resulted in the issuance of fewer stock options than were supposed to have been granted in 2021, resulting in the “make up” effected in 2022. The 2022 grant was effected at the applicable fair value at the time of actual grant in 2022.
(6)
For 2021, Mr. Kotler was not entitled to a Target Bonus under his Employment Agreement because the Compensation Committee did not establish the performance criteria in respect of that bonus. However, in March 2022, the Compensation Committee approved a discretionary RSU award to Mr. Kotler to recognize the strong 2021 financial results and Mr. Kotler’s contribution to those results.
(7)
Mr. Nuchamovitz was not a named executive officer in 2021 or 2020.

Grants of Plan-Based Awards

This table provides supplemental information relating to grants of plan-based awards made to NEOs relative to 2022.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name/Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
Arie Kotler
Stock Options	3/2/2022						452,903	(2)	8.49	1,299,832
Performance-Based Restricted Stock Units	3/2/2022	152,862	305,724	458,586						2,595,597	(3)
Don Bassell
Restricted Stock Units	3/2/2022				28,269	(2)				240,004
Performance-Based Restricted Stock Units	3/2/2022	23,557	47,114	70,671						399,998	(3)
Maury Bricks
Restricted Stock Units	3/2/2022				26,502	(2)				225,002
Performance-Based Restricted Stock Units	3/2/2022	22,085	44,170	66,255						375,003	(3)
Eyal Nuchamovitz
Restricted Stock Units	3/2/2022				26,502	(2)				225,002
Performance-Based Restricted Stock Units	3/2/2022	22,085	44,170	66,255						375,003	(3)

(1)
The amounts reflect a range of performance-based restricted stock units that vest, if at all, based on achievement of performance targets with a three-year performance period with any shares earned vesting on December 31, 2024. The amounts under Threshold reflect the threshold award under the restricted stock unit awards, which is 50% of the target amount. The amounts under Maximum reflect the greatest potential award under the restricted stock awards, which is 150% of the target amount. The Compensation Committee will determine the performance against pre-established targets to determine payout of performance-based restricted stock units, if any, at the end of the vesting period.

(2)
The grants provided for vesting in three equal annual installments beginning on March 1, 2023.
(3)
Represents the aggregate grant date fair value of the target amount.

Outstanding Equity Awards at 2022 Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercisable Options Unexercised (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (7)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (7)
Arie Kotler	42,000	84,000	(1)	10.00	3/6/2031
	—	452,903	(2)	8.49	3/2/2032
	—	318,489	(3)	10.00	3/2/2032
						190,813	(2)	1,652,441	315,000	(4)	2,727,900
									331,201	(5)	2,868,201
Don Bassell						83,334	(6)	721,672	62,500	(4)	541,250
						28,269	(2)	244,810	51,040	(5)	442,008
Maury Bricks						78,889	(6)	683,179	45,834	(4)	396,920
						26,502	(2)	229,507	47,851	(5)	414,388
Eyal Nuchamovitz						86,667	(6)	750,536	62,500	(4)	541,250
						26,502	(2)	229,507	47,851	(5)	414,388

(1)
The outstanding grant will vest in equal amounts on January 1, 2023 and December 22, 2023.
(2)
The grants provided for vesting in three equal annual installments beginning on March 1, 2023.
(3)
The grant provided for vesting in equal amounts on March 1, 2023 and March 1, 2024.

(4)
The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, will vest in a single vesting on December 31, 2023; amounts are based on the probable outcome of such performance-based vesting conditions as of the record date.
(5)
The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, will vest in a single vesting on December 31, 2024; amounts are based on the probable outcome of such performance-based vesting conditions as of the record date.
(6)
The outstanding grants will vest in equal amounts on January 1, 2023 and January 1, 2024.
(7)
Based on ARKO’s closing stock price of $8.66 on December 31, 2022.

Option Exercises and Stock Vested in 2022

This table provides information concerning the exercises of stock options and the vesting of restricted stock in 2022 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arie Kotler	—	—	—	—
Don Bassell	—	—	41,666	365,411
Maury Bricks	—	—	39,444	345,924
Eyal Nuchamovitz	—	—	43,333	380,030

Pension Benefits Table

None of the NEOs participated in any defined benefit pension plans in 2022.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including our NEOs, who contribute materially to the Company’s continued growth, development and future business success an opportunity to defer a portion of their compensation under our NQP. The NQP allows these employees to defer up to 90% of their annual base salary and cash bonuses. Distributions under the NQP begin on a date determined by the Board, or a committee appointed by the Board (the “committee”), that is within 30 days of the participant’s separation from service, except in the case of specified employees where no distributions will be made until six months after separation from service or, if earlier, the date of the specified employee’s death. Participants may elect to receive deferred amounts in a lump sum or in at least two, but not more than ten, consecutive annual installments. Participants can elect from investment alternatives made available as investment options for their deferred compensation and gains and losses on these investments are credited to their respective accounts.

For each plan year, we make a discretionary match, which for 2022 was equal to 50% of the first 6% of contributions made by the participants for such plan year; however, that amount is reduced, dollar for dollar, by the amount of employer matching contributions that we contribute to the participant’s 401(k) plan for such plan year. In addition, we may make additional matching contributions, in the Company’s sole discretion, on a participant by participant basis. We may also make discretionary contributions to a participant’s account on a participant by participant basis.

Tax rules limit the amount that executives may contribute under the 401(k) plan and therefore also limit the company match under the 401(k) plan for executives. The NQP matching contribution reflects the amount of the matching contribution which is limited by the tax laws.

The following table sets forth non-qualified deferred compensation for the NEOs.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Arie Kotler	—	—	—	—
Don Bassell	—	—	—	—
Maury Bricks	83,985	11,417	(40,846)	217,201
Eyal Nuchamovitz	—	—	(30,595)	143,403

(1)
The amount in this column is included in the “All Other Compensation” column for 2022 in the Summary Compensation Table and represents employer contributions credited to the NEO’s account in 2023 for 2022.

Potential Payments upon Termination or Change of Control

The employment agreements of our NEOs provide for certain payments and benefits in the event of certain terminations of employment. The material terms of such arrangements as of December 31, 2022 are described below.

Mr. Kotler Employment Agreement

Mr. Kotler’s employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by us by reason of the executive’s disability; (iii) a termination by us with or without cause; or (iv) a termination by executive with or without good reason. Mr. Kotler’s employment agreement provides for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•
Termination for cause or without good reason. In connection with a termination by us for cause, the executive will be entitled to payment of all accrued and unpaid base salary and bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.
•
•
Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by us in connection with employee’s death or disability, the executive will be entitled to: (i) the executive’s pro rata Target Bonus; (ii) pro rata vesting of all outstanding long-term incentive awards; and (iii) continuation of applicable health benefits.
•
Termination without cause or for good reason. In addition to the payments described above, in connection with termination for cause or without good reason, in connection with any termination by us without cause or by executive for good reason, the executive with also be entitled to: (i) severance amount equal to two times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (b) the executive’s Target Bonus for the bonus period in which termination occurs, which will be payable for two years following the termination date and (ii) vesting, immediately prior to such termination, in any long-term awards that previously were granted to the executive but which had not yet vested.

In addition, if the executive’s employment is terminated by us without cause or by the executive for good reason during the two-year period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to a lump-sum payment equal to three times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (B) the executive’s Target Bonus for the bonus period in which the termination date occurs, less applicable withholdings and deductions.

The payments described above are subject to the executive’s delivery to us of an executed release of claims. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for two years, unless we fail to make any payments described above within 15 days of written notice from the executive of such failure.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by us (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of the employment agreement:

“Cause” means (i) a conviction of the executive to a felony involving moral turpitude; (ii) a willful misconduct by the executive resulting in material economic harm to the Company and/or its related entities, taken as a whole; (iii) a willful or continued failure by the executive to carry out the reasonable and lawful directions of the Board issued in accordance with the Company’s governing documents following written notice by the Board of such failure and an opportunity of no less than ten (10) days to cure same; (iv) executive engaging in fraud, embezzlement, theft or material dishonesty resulting in material economic harm to the company or any related entity; (v) a willful or material violation by the executive of a material policy or procedure of the Company or any related entity following written notice by the Board of such violation and an opportunity of no less than thirty (30) days to cure same; or (vi) a willful material breach by the executive of the agreement which remains uncured following no less than ten days’ written notice to executive by the Board of such failure.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a reduction in the executive’s annual base salary, Target Bonus or long-term incentive award, (ii) a non-de minimis diminution in any respect of the executive’s title, authority, duties, or responsibilities; (iii) a diminution in any respect in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or executive instead of reporting directly to the Board; (iv) a material diminution in any respect the budget over which the executive retains authority; (v) a change in the geographic location of the Company’s business that would require him to relocate more than fifty (50) miles from Miami-Dade County, Florida; (vi) a change in control of the Company, or (v) any other action or inaction that constitutes a material breach by the Company of the agreement. However, “Good Reason” will only exist if the executive gives the Company notice within 30 days after the first occurrence of any of the foregoing events, the Company fails to correct the matter within 30 days following receipt of such notice.

Messrs. Bassell, Bricks and Nuchamovitz Employment Agreements

Mr. Bassell’s amended and restated employment agreement, Mr. Bricks’ employment agreement and Mr. Nuchamovitz’s amended and restated employment agreement each provide for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•
Termination for any reason. In connection with a termination by GPM for any reason, the executives will be entitled to payment of all accrued and unpaid base salary and quarterly bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.

•
Termination for good reason or without cause. In addition to the payments described above, in connection with any termination by GPM without cause or by the executive for good reason (each, as defined below), if the executive’s employment is terminated within five years from the effective date of his employment agreement, and a GPM Sale Payment (as defined below) is not payable in connection with such termination, the executive will be entitled to:
•
A pro rata portion of his bonus (if any is due under the Corporate Incentive Plan); and
•
Payment of base salary for the period commencing on the termination date and ending on the date that is three months from the termination date for Messrs. Bassell and Bricks and six months from the termination date for Mr. Nuchamovitz.

Mr. Bassell’s amended and restated employment agreement, Mr. Bricks’ employment agreement and Mr. Nuchamovitz’s amended and restated employment agreement each provide for certain payments and benefits upon occurrence of the following events:

•
IPO. If GPM completes an IPO (as defined below), then the executives will receive equity (or equity equivalents, such as options) as part of a customary plan for executives created as part of such IPO, subject to the vesting requirements of such plan.
•
Sale of GPM. If GPM sells substantially all of its assets or its equity (each, a “GPM Sale”) prior to the termination of the executive’s employment or, a GPM Sale occurs under a fully executed agreement entered into within 180 days following termination of the executive’s employment by GPM without cause or his resignation for good reason, GPM shall pay an amount as part of a customary plan for executives created as part of the GPM Sale (the “GPM Sale Payment”) to the executives. These amounts will be payable within 60 days following consummation of the GPM Sale. Upon an IPO, the foregoing provision will terminate and such amounts will no longer be payable.

The payments described above under “Sale of GPM” are subject to the executive’s delivery to GPM of an executed release of claims and continued compliance with restrictive covenants regarding confidentiality, proprietary rights, non-competition, non-solicitation and non-disparagement. Upon termination of the executive’s employment, the non-solicitation covenant will continue to apply for 12 months. In addition, the non-competition covenant will continue to apply (i) in the case of termination by GPM for cause or by the executive without good reason, for twelve months and (ii) in the case of termination by GPM without cause or by the executive for good reason, for three months.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by GPM (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of these employment agreements:

“Cause” means (i) the Board’s reasonable determination that there has been misconduct by the executive that is materially injurious to GPM or that results in the executive’s inability to substantially perform his duties for GPM, (ii) the Board’s reasonable determination that the executive failed to carry out or comply with any lawful and reasonable directive of the Board or CEO consistent with the terms of his employment agreement, (iii) the executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) the Board’s reasonable determination of the executive’s unlawful use (including being under the influence) or possession of illegal drugs on GPM (or any affiliate’s) premises or while performing the executive’s duties and responsibilities, (v) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against GPM or any of its affiliates, other than inadvertent actions or actions that are not materially injurious to GPM, (vi) the executive’s material violation of any provision of his employment agreement, any other written agreement between GPM and the executive, or any material GPM policy, (vii) the executive’s willful and prolonged, and unexcused absence from work (other than by reason of disability due to physical or mental illness), or (viii) the Board’s reasonable determination of any unlawful act or breach of GPM policy, discrimination or harassment against another GPM employee or any affiliated or related company of GPM.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a material diminution in the nature or scope of the executive’s responsibilities, authorities, title or duties, (ii) a material reduction in the executive’s annual base salary from the annual base salary in effect in the immediately prior year, (iii) a reduction in the quarterly bonus, (iv) GPM materially violating any of its material obligations to the executive under the agreement, or (v) GPM requiring the executive to permanently relocate more than 100 miles from Richmond, Virginia. However, “Good Reason” will only exist if the executive gives GPM notice within 30 days after the first occurrence of any of the foregoing events, GPM fails to correct the matter within 30 days following receipt of such notice and the executive actually terminates employment within 90 days following the expiration of GPM’s 30-day cure period. If the executive does not so terminate, any claim of such circumstances of “Good Reason” shall be deemed irrevocably waived by the executive.

“IPO” means (i) an initial public offering and sale of any securities of GPM pursuant to an effective registration statement under the Securities Act the issuer of which, immediately before the registration, was not subject to Exchange Act reporting requirements, (ii) a transaction pursuant to which GPM merges with or into a direct or indirect subsidiary of, or effects a share exchange with, an issuer subject to Exchange Act reporting requirements (including, a transaction with a special purpose acquisition company), following which, holders of the securities of GPM prior to such transaction receive as consideration equity securities of such issuer, (iii) the registration of any securities of GPM under Section 12 of the Exchange Act.

Potential Payments Upon Termination

The following tables illustrate the payments and benefits that each NEO would have received under his employment agreement if ARKO experienced a change in control on December 31, 2022 or such NEO’s employment had terminated on December 31, 2022 for any of the reasons described in the tables. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.

Arie Kotler

Executive Compensation Element	Termination by Company for Cause or Resignation without Good Reason ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Resignation with Good Reason ($)	Termination by Company without Cause or Resignation with Good Reason during Two-Year Period Immediately Following a Change in Control ($)
Cash Severance
Base Salary	22,034	22,034	5,650,812	8,465,200
Bonus	—	1,668,600	1,668,600	1,668,600
Total Cash Severance	22,034	1,690,634	7,319,412	10,133,800
Long-Term Incentives
Value of Accelerated Grants (1)	—	3,588,290	7,325,535	7,325,535
Total Long-Term Incentives	—	3,588,290	7,325,535	7,325,535
Benefits
Health Benefits	—	37,660	37,660	75,320
Total Benefits	—	37,660	37,660	75,320
Grand Total	22,034	5,316,584	14,682,607	17,534,655

(1)
Amount represents (a) the PSUs and RSUs that would have been subject to accelerated vesting multiplied by the $8.66 closing price of ARKO’s stock on the last trading day of 2022 plus (b) in-the-money stock options that would have been subject to accelerated vesting multiplied by the difference between the closing price of ARKO’s stock on the last trading day of 2022 and the option’s exercise price.

Other NEOs

Executive Compensation Element	Termination for Any Reason ($)	Termination due to Death or Disability ($)	Termination for Good Reason or Without Cause ($)	Termination for Good Reason or Without Cause Following a Change in Control ($) (1)	Termination for Good Reason or Without Cause Following a Change in Control ($) (2)
	Don Bassell
Cash Severance
Base Salary	7,636	7,636	106,898	106,898	106,898
Bonus	101,667	101,667	101,667	101,667	101,667
Total Cash Severance	109,303	109,303	208,565	208,565	208,565
Long-Term Incentives
Value of Accelerated Grants (3) (4)	—	1,474,651	—	1,474,651	1,533,402
Total Long-Term Incentives	—	1,474,651	—	1,474,651	1,533,402
Grand Total	109,303	1,583,954	208,565	1,683,216	1,741,967
	Maury Bricks
Cash Severance
Base Salary	8,082	8,082	113,148	113,148	113,148
Bonus	72,500	72,500	72,500	72,500	72,500
Total Cash Severance	80,582	80,582	185,648	185,648	185,648
Long-Term Incentives
Value of Accelerated Grants (3) (4)	—	1,315,429	—	1,315,429	1,363,141
Total Long-Term Incentives	—	1,315,429	—	1,315,429	1,363,141
Grand Total	80,582	1,396,011	185,648	1,501,077	1,548,789
	Eyal Nuchamovitz
Cash Severance
Base Salary	12,344	12,344	333,277	333,277	333,277
Bonus	62,500	62,500	62,500	62,500	62,500
Total Cash Severance	74,844	74,844	395,777	395,777	395,777
Long-Term Incentives
Value of Accelerated Grants (3) (4)	—	1,479,006	—	1,479,006	1,536,340
Total Long-Term Incentives	—	1,479,006	—	1,479,006	1,536,340
Grand Total	74,844	1,553,850	395,777	1,874,783	1,932,117

(1)
If within 12 months after a change in control of the Company occurs, the NEO’s continuous service is terminated by the Company without cause or by the NEO for good reason, the value of the accelerated grants amount is calculated based on a pro rata amount of the PSUs (if any) payable after the end of the three years performance period. Such pro rata amount is to be calculated based on the actual number of calendar months during each fiscal year in the performance period in which the NEO was in the continuous service of the Company for at least the first six months of such fiscal year.
(2)
If in connection with a change in control of the Company, the surviving company does not assume the PSUs, the value of the accelerated grants amount is calculated based on (a) the percentage of PSUs earned based on the actual performance level for the fiscal year(s) during the performance period which are completed prior to the date of such change in control, plus (b) pro rata of the target amount of shares for the fiscal year in which the change in control occurs if the date of such change in control occurs after the end of the first six months of a fiscal year.
(3)
Non-vested RSUs become immediately vested.
(4)
Amount represents the PSUs and RSUs that would have been subject to accelerated vesting multiplied by the $8.66 closing price of ARKO’s stock on the last trading day of 2022.

Other Change in Control Payments

In the event of a change in control event (as defined in the NQP), the value of the participant’s account will be distributed as a lump sum payment to the participant not more than 90 days following the change in control event. The amounts that would have been accelerated in the event of a change in control are shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Non-Qualified Deferred Compensation Table.

Pay Versus Performance

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the Compensation Actually Paid (as defined below) to our CEO and, on an average basis, our other NEOs. The table also provides our TSR performance, the selected peer group TSR, net income and GPM’s Adjusted EBITDA, net of incremental bonuses, which is our company selected financial measure, all measured over the same time period.

					Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table for non-CEO NEOs ($)	Average Compensation Actually Paid to non-CEO NEOs ($) (2)	Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (3)	Net Income ($ in thousands) (4)	GPM's Adjusted EBITDA, net of incremental bonuses ($ in thousands) (5)
2022	6,683,793	7,032,571	1,233,269	1,208,599	87.47	104.87	71,978	305,452
2021	6,375,923	6,409,489	2,083,296	2,048,069	87.70	153.59	59,427	262,864
2020	2,078,493	2,078,493	753,248	753,248	90.00	107.42	30,639	179,120

(1)
Mr. Kotler was the CEO for each of 2022, 2021 and 2020. For 2022, the other NEOs were Mr. Bassell, Mr. Bricks and Mr. Nuchamovitz. For 2021 and 2020, the other NEOs were Mr. Bassell and Mr. Bricks.
(2)
To calculate “Compensation Actually Paid,” as computed in accordance with Item 402(v) of Regulation S-K, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Kotler and for the average of the other NEOs is set forth following the footnotes to this table.
(3)
TSR is determined based on the value of an initial fixed income of $100 on December 23, 2020 in stock or November 30, 2020 in the peer group index. The peer group used for TSR comparisons is the S&P Retail Select Industry Index, an index in which our common stock is included.
(4)
Reflects “Net Income” in the Company’s consolidated statement of operations included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

(5)
As noted in the CD&A, EBITDA was chosen as the performance metric as the Company values EBITDA as a metric that it believes is a key indicator of our operating performance and a strong equity valuation metric. We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Adjusted EBITDA, net of incremental bonuses further adjusts Adjusted EBITDA by excluding incremental bonuses incurred for 2020 based on 2020 performance. GPM’s Adjusted EBITDA, net of incremental bonuses, is for GPM Investments, LLC, our operating subsidiary.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($) (1)	Minus: Grant Date Fair Value of Stock Awards Granted During Fiscal Year ($) (2)	Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) (3)	Plus/(Minus): Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) (4)	Compensation Actually Paid ($)
	Arie Kotler
2022	6,683,793	(3,895,429)	4,121,730	122,477	7,032,571
2021	6,375,923	(5,289,478)	5,323,044	—	6,409,489
2020	2,078,493	—	—	—	2,078,493
	Other Named Executive Officers (Average) (5)
2022	1,233,269	(613,337)	603,960	(15,293)	1,208,599
2021	2,083,296	(1,584,000)	1,548,773	—	2,048,069
2020	753,248	—	—	—	753,248

(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated year. With respect to the other NEOs, amounts shown represent averages.
(2)
Represents the grant date fair value of the stock awards granted during the indicated year, computed in accordance with the methodology used for financial reporting purposes.
(3)
Represents the fair value as of the indicated year-end of the outstanding and unvested stock awards granted during such year, computed in accordance with the methodology used for financial reporting purposes.
(4)
Represents the change in fair value during the indicated year of each stock award that was granted in a prior year that remained outstanding and unvested as of the last day of the indicated year, computed in accordance with the methodology used for financial reporting purposes, and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(5)
See footnote (1) above for the NEOs included in the average for each year.

Relationship Between “Compensation Actually Paid” and Performance Measures

The charts below compare the Compensation Actually Paid to our CEO and the Average Compensation Actually Paid to our other NEOs with (i) our TSR, (ii) our net income, (iii) GPM’s Adjusted EBITDA, net of incremental bonuses, which is our company selected measure, for the years ended December 31, 2022, 2021 and 2020. In addition, the charts below compare our TSR with our Peer Group TSR. We believe the Compensation Actually Paid in each of the years reported above reflects the Compensation Committee’s belief that actual EBITDA in comparison with the pre-established performance goal of Annual Budgeted EBITDA is the most relevant performance metric at this point of time for our executives, while our stock performance has not yet been a relevant performance measure based on the short time our Company has been a publicly-traded company, the generally negative stock market sentiment towards companies that listed following a merger with a SPAC, the relatively low trading volume in our shares and the limited number of publicly traded peers with similar characteristics. For additional information of how we link pay and performance, please see the CD&A beginning on page 23.

Compensation actually Paid vs. Company Total Shareholder Return

Compensation Actually Paid vs. Net Income

Compensation Actually Paid vs. GPM’s Adjusted EBITDA

Compensation Actually Paid vs. GPM's Adjusted EBITDA
Compensation Actually Paid ($ in thousands)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
GPM's Adjusted EBITDA ($ in thousands)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
2020
2021
2022
CEO
Non-CEO NEOs
GPM's Adjusted EBITDA, net of incremental bonuses

Company TSR vs. Peer Group TSR

Company TSR vs. Peer Group TSR
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
TSR
Peer Group TSR

2022 Performance Measures

The following table sets forth the financial performance measure that we view as the “most important” measure used to determine our CEO’s and other NEOs’ Compensation Actually Paid for 2022. For additional information, please see the CD&A beginning on page 23.

Performance Measure
Adjusted EBITDA, net of incremental bonuses

Director Compensation

Compensation to our directors includes cash payments that can be paid in RSUs at the director's election and equity compensation. We believe that all our directors should be shareholders and therefore set a goal of 5x our cash retainer, to be achieved within five years from election as Board member.

Compensation paid to Mr. Kotler, who also serves on the Board, is fully reflected in the Summary Compensation Table above. Mr. Kotler did not receive any additional compensation for his services as director. As described in the table below, on March 6, 2021, the Compensation Committee approved a compensation program for non-employee directors:

Compensation Element	Amount
Annual Board Member Compensation

Annual Board Member Compensation: $150,000

•
$50,000 in cash or RSUs annually at the director’s election paid in quarterly installments
•
$100,000 in equity delivered in the form of RSUs
•
RSUs are immediately vested
•
Settlement of RSUs will be earlier of (a) separation from service or (b) a change in control of the Company

Committee Member Retainers

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•
Audit Committee: $15,000
•
Compensation Committee: $10,000
•
Nominating and Corporate Governance Committee: $10,000

Leadership Supplemental Retainer

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•
Audit Committee Chair: $25,000
•
Compensation Committee Chair: $20,000
•
Nominating and Corporate Governance Committee Chair: $15,000
•
Lead Independent Director: $25,000

Stock Ownership Policy	5x cash retainer, to be achieved within five years

New Director Equity Award (outside directors)	$100,000 in RSUs with the number of shares based on grant date fair value (not applicable to the Company’s initial seven directors)

Meeting Fees	Provided meeting fees for extraordinary Board/Committee meetings only and for special committees

As detailed above, a non-employee director may receive RSUs in lieu of up to 100% of his or her cash fees, which RSUs will be settled in common stock upon the director’s departure from the Board or an earlier change in control. There were 198,170 RSUs issued to non-employee directors outstanding at December 31, 2022.

The following table summarizes the compensation paid to the Company’s non-employee directors during 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Sherman K. Edmiston III	52,514	133,736	186,250
Michael J. Gade	17	234,983	235,000
Andrew R. Heyer	25	153,725	153,750
Steven J. Heyer	17	182,483	182,500
Starlette B. Johnson	97,504	99,996	197,500
Morris Willner	22	149,978	150,000

(1)
The amounts in this column reflect the aggregate grant date fair value of RSUs granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The RSUs granted in January 2022, April 2022, July 2022 and October 2022 had grant date fair values per share of $8.77, $9.10, $8.16 and $9.39, respectively. For a discussion of the assumptions relating to these valuations, see Note 18 – Share-Based Compensation to our audited financial statements included in Item 8 of our Annual Report on Form 10-K filed with the SEC on February 27, 2023. The table below sets forth the aggregate number of vested restricted stock units of each non-employee director outstanding as of December 31, 2022:

Name	Stock Awards
Sherman K. Edmiston III	29,426
Michael J. Gade	45,660
Andrew R. Heyer	32,396
Steven J. Heyer	35,293
Starlette B. Johnson	24,537
Morris Willner	30,858

Director Compensation Philosophy. The Board designed the Company’s non-employee director compensation program to reward directors for their contributions to the Company’s success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Committee expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company can recruit and retain qualified directors.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors.

Director Tenure & Refreshment. Directors may be re-elected at the end of their respective terms. Given that we became a public company only recently, the Board has not established term limits, as we believe that directors who develop insight into the Company and our operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and plans to take steps as necessary regarding continuing director tenure.

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we provide the following “pay ratio” information for the 2022 fiscal year. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2022, the annual total compensation of our President and Chief Executive Officer, Mr. Kotler, as provided in the Summary Compensation Table, was $6,683,793. The annual total compensation of our median employee, a sales associate team leader located in rural Illinois, was $31,285 for 2022, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our CEO to that of our median employee for the 2022 fiscal year was approximately 214:1.

To determine the median employee (excluding Mr. Kotler), we used December 31, 2021 as the determination date, and we ranked each employee (other than Mr. Kotler) based on their total cash compensation for 2021. Compensation for permanent employees who did not work the entire measurement period was annualized; however, no other exemptions, assumptions, adjustments or estimates were used. We excluded five individuals that were located in Israel under the de minimis exception because these non-U.S. associates account for less than 1% of our total associates. Given that there has been no material change to our employee population or employee compensation programs that we reasonably believe would result in a significant change to our pay ratio disclosure, we have continued to identify the same employee reported for 2021 as our median employee for 2022.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as members of our Board of Directors at the Annual Meeting.

Name	Term Expiring
Andrew R. Heyer	2024 Annual Meeting of stockholders
Steven J. Heyer	2024 Annual Meeting of stockholders

The section titled “Directors & Executive Officers” beginning on page 8 of this Proxy Statement contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Vote Required. Under our Bylaws, if a quorum is present, the directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2 – NON-BINDING ADVISORY RESOLUTION REGARDING THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Board requests your non-binding advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement under the heading “Compensation Discussion and Analysis” including the tables that follow. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for our named executive officers.

The Board encourages stockholders to read the Compensation Discussion and Analysis, including the tables that follow, to review the correlation between compensation and performance.

The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective executive compensation. The Board believes that our executive compensation, which is focused on the Company’s long-term value, has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these named executive officers and believes that it will assist us in retaining our senior leadership team.

We are asking stockholders to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to ARKO’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required. If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 – Amendment to Amended and Restated Certificate of Incorporation, AS AMENDED, TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), as described below. In light of this amendment to the DGCL, and after careful consideration, the Board unanimously adopted and declared advisable, and has recommended that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as now permitted by the DGCL (the “Proposed Amendment”). If approved by our stockholders at the Annual Meeting, the Proposed Amendment would extend to such officers similar protections currently afforded to our directors under our Amended and Restated Certificate of Incorporation, as permitted by the DGCL. The Board believes the Proposed Amendment is fair to the Company and our stockholders and is necessary to attract and retain top talent by providing our officers protection to the fullest extent permitted by law.

Background on the Proposed Amendment

Effective August 1, 2022, the Delaware General Assembly amended Section 102(b)(7) of the DGCL to authorize a Delaware corporation to adopt a provision in its certificate of incorporation to eliminate or limit monetary liability of certain corporate officers for certain breaches of the fiduciary duty of care. Previously, the DGCL allowed only elimination or limitation of monetary liability of corporate directors for breach of the fiduciary duty of care, and such an exculpation provision is in our Amended and Restated Certificate of Incorporation. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers (the “Specified Officers”): (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) individuals who have agreed to be identified as officers of the corporation.

Section 102(b)(7) only permits, and the Proposed Amendment would only permit, the exculpation of the Specified Officers in connection with direct claims brought by our stockholders, including class actions, but would not eliminate the Specified Officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. As is the case for exculpation of directors’ liability under Section 102(b)(7) and our Amended and Restated Certificate of Incorporation, the Proposed Amendment would not limit the liability of the Specified Officers for any breach of the duty of loyalty to the Company or our stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit. Article IX of our Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors, but does not provide for the exculpation of the Specified Officers or any other officers.

The nature of the roles of directors and the Specified Officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings, seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower the Specified Officers to best exercise their business judgment in furtherance of our stockholders’ best interests. We expect that our peers will adopt exculpation clauses similar to those in the Proposed Amendment, and failing to adopt the Proposed Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceed the benefits of serving as one of our officers.

Reasons for the Proposed Amendment

The Board adopted the Proposed Amendment to maintain appropriate provisions of the Amended and Restated Certificate of Incorporation permitted by the DGCL. The Board believes that the amendment to Section 102(b)(7) and the Proposed Amendment remedy the inconsistency in treatment of officers and directors under the DGCL and the Amended and Restated Certificate of Incorporation, which has existed despite directors and officers owing similar fiduciary duties. In its determination to adopt and recommend the Proposed Amendment, the Board took into account the narrow class and type of claims from which the Specified Officers would be exculpated from liability pursuant to amended Section 102(b)(7), the limited number of our officers who are contemplated to be impacted, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Proposed Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer, nor is it being proposed in response to any litigation or threat of litigation.

The Board balanced these considerations with our corporate governance guidelines and practices and determined that it is in the best interests of us and our stockholders to amend the current exculpation provisions in Section 9.1 of Article IX of our Amended and Restated Certificate of Incorporation to extend exculpation protection to our officers in addition to our directors, to the extent permitted by the DGCL.

Timing and Effect

If adopted by our stockholders at the Annual Meeting, the Proposed Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which will be done as soon as practicable following the Annual Meeting. Appendix A to this Proxy Statement contains the text of Section 9.1 of Article IX of our Amended and Restated Certificate of Incorporation, which has been marked to show the changes that would be implemented upon stockholder approval and filing with the Delaware Secretary of State of the Proposed Amendment.

Vote Required

If a quorum is present, approval of the Proposed Amendment requires that a majority of the voting power of all of our outstanding capital stock is cast “FOR” approval. Abstentions and broker non-votes, if any, have the same effect as votes “against” approval of the Proposed Amendment. Brokers do not have authority to vote on the Proposed Amendment without instructions from the beneficial owner.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law.

PROPOSAL NO. 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2023 fiscal year. Grant Thornton has served as GPM’s independent registered public accounting firm since 2003 and ARKO’s independent registered public accounting firm since the consummation of the Business Combination. In selecting Grant Thornton as the Company’s independent registered public accounting firm for 2023, the Audit Committee considered several factors, including:

•
The professional qualifications of Grant Thornton, the lead audit partner, and other key engagement personnel.
•
Grant Thornton’s independence and its processes for maintaining its independence.
•
Grant Thornton’s depth of understanding of ARKO’s business, accounting policies and practices, and internal control over financial reporting.
•
The appropriateness of Grant Thornton’s fees for audit and non-audit services.
•
The results of Grant Thornton’s most recent PCAOB inspection report.
•
The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Grant Thornton.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm; however, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at its discretion.

A representative from Grant Thornton is expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement, if he or she desires to do so, and answer questions, if any.

Vote Required. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR.

Fees and Services of Independent Registered Public Accounting Firm

The table below summarizes the fees and expenses billed to us by Grant Thornton for the years ended December 31, 2022 and 2021.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2022	$1,380,300	$—	$417,698	$—	$1,797,998
2021	$1,395,000	$—	$400,374	$—	$1,795,374

Audit Fees. Audit fees consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC including registration statements.

Audit-Related Fees. Audit-related fees consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to the audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of services rendered by an external auditor for tax compliance, tax consulting and tax planning.

All Other Fees. All other fees are for any other permissible work that is not an Audit, Audit-Related or Tax Fee.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is directly responsible for appointing, retaining and terminating, and for determining the compensation of, the Company’s independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence or if such services would in any way negatively impact the quality of the audit conducted.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Michael J. Gade, and members, Andrew R. Heyer and Starlette B. Johnson. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Gade has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial expert, the Audit Committee Chair is not an accountant for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting, and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the stockholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2022, the Audit Committee routinely met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Grant Thornton regarding the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor (if required). The Audit Committee reviewed the annual plan and scope of work to be performed by Grant Thornton, and met outside of the presence of management with Grant Thornton to discuss their respective audit results, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the Company those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from the Company disclosing such matters.

The Audit Committee also discussed with Grant Thornton the firm’s independence from the Company and its management team, and reviewed the written disclosures and letter from Grant Thornton pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Grant Thornton’s independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

AUDIT COMMITTEE

Michael J. Gade (Chair)

Andrew R. Heyer

Starlette B. Johnson

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://www.arkocorp.com/sec-filings.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

STOCKHOLDER COMMUNICATIONS

General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com. Interested parties may also communicate with our Board by calling (804) 730-1568. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Shareholder Proposals and Director Nominations for 2024 Annual Meeting. Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2024 Annual Meeting must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2024 Annual Meeting must be received no later than December 29, 2023 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2024 Annual Meeting between February 8, 2024 and March 9, 2024. If we change the date of our 2024 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2024 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 8, 2024, containing the information required by Rule 14a-19 under the Exchange Act.

If a stockholder notifies us of an intent to present a proposal at the 2024 Annual Meeting at any time after March 13, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors,

MAURY BRICKS
General Counsel and Secretary

April 27, 2023

Appendix A

ARTICLE IX

LIMITED LIABILITY; INDEMNIFICATION

Section 9.1. Limitation of Director and Officer Liability. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification ~~or~~, repeal or elimination of the foregoing sentence shall not ~~adversely~~ affect ~~any right or protection of a director of the Corporation hereunder in~~ its application with respect ~~of any~~ to an act or omission by a director or officer occurring ~~prior to the time of~~ before such amendment, modification ~~or~~, repeal or elimination.

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ARKO CORP. 8565 MAGELLAN PARKWAY, SUITE 400 RICHMOND, VA 23227-1150 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ARKO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05932-P88932 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARKO CORP. The Board of Directors recommends you vote FOR the following: 1. To elect Andrew R. Heyer and Steven J. Heyer as directors until the Annual Meeting of Stockholders in 2024 or until their respective successors are duly elected and qualified. Nominees: 01) Andrew R. Heyer 02) Steven J. Heyer The Board of Directors recommends you vote FOR the following proposal: 2. Approval of a non-binding advisory resolution regarding the compensation of our named executive officers. The Board of Directors recommends you vote FOR the following proposal: 3. Approval of the amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law. For Against Abstain For Abstain Against For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 4. To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2023 fiscal year. NOTE: In the proxies’ discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS. The undersigned hereby acknowledges receipt of (i) the Company’s 2022 Annual Report to Stockholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 27, 2023. For Against Abstain Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting to be held on June 7, 2023:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V05933-P88932 PROXY ARKO CORP. 8565 Magellan Parkway, Suite 400 Richmond, Virginia 23227-1150 The undersigned hereby appoints Maury Bricks and Donald Bassell and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001, of ARKO Corp., a Delaware corporation (the “Company”), in the manner set forth on the reverse side. The undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders of the Company to be held via a live webcast over the Internet on June 7, 2023, beginning at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting. PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS INSTRUCTED. Continued and to be signed on reverse side

Your Vote Counts! ARKO CORP. 2023 Annual Meeting Vote by June 6, 2023 11:59 PM ET ARKO CORP. 8565 MAGELLAN PARKWAY, SUITE 400 RICHMOND, VA 23227-1150 V05955-P88932 You invested in ARKO CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 7, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 7, 2023 10:00 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/ARKO2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. To elect Andrew R. Heyer and Steven J. Heyer as directors until the Annual Meeting of Stockholders in 2024 or until their respective successors are duly elected and qualified. Nominees: For 01) Andrew R. Heyer 02) Steven J. Heyer 2. Approval of a non-binding advisory resolution regarding the compensation of our named executive officers. For 3. Approval of the amendment to our Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law. For 4. To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2023 fiscal year. For NOTE: In the proxies’ discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings.” V05956-P88932